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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Definitive Information Statement

PAN AMERICAN ENERGY CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Shares
(2)	Aggregate number of securities to which transaction applies: 13,000,000
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.90
(4)	Proposed maximum aggregate value of transaction: $11,700,000
(5)	Total fee paid: $1,482.39
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PAN AMERICAN ENERGY CORP.

6644 North Ocean Boulevard, Ocean Ridge, Florida 33435

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION AS OF MAY 10, 2004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF PAN AMERICAN ENERGY CORP. ("PAN AMERICAN" OR THE "COMPANY") WAS TAKEN BY WRITTEN RESOLUTION ON MAY 10, 2004 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320 OF THE NEVADA REVISED STATUTES. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF PAN AMERICAN NECESSARY FOR THE ADOPTION OF THE ACTION.
1.	To approve a .66956 for one reverse split of the issued and outstanding shares of common stock;
2.	To approve the amendment of the Articles of Incorporation to:
	a.	change the name of Pan American from "Pan American Energy Corp." to "Morgan Beaumont, Inc."; and
	b.	restore the authorized share capital of Pan American after the reverse split back to:
		i	170,000,000 shares of common stock with a par value of $0.001 per share; and
		ii.	25,000,000 shares of preferred stock with a par value of $0.001 per share;
3.	To approve the change of business of Pan American from oil and gas exploration and development to the business of Morgan Beaumont, Inc; and
4.	To elect five persons to Pan American's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 15, 2004 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Scott Houghton

_________________________________

SCOTT HOUGHTON, PRESIDENT &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: July 5, 2004

PAN AMERICAN ENERGY CORP.

6644 North Ocean Boulevard, Ocean Ridge, Florida 33435

INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Pan American Energy Corp., a Nevada corporation ("Pan American" or the "Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a majority action of shareholders (the "Action") of Pan American taken on May 10, 2004, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These stockholders collectively own in excess of the required majority of the outstanding voting securities of Pan American necessary for the adoption of the action. The following matters were approved:
1.	a .66956 for one reverse split of the issued and outstanding shares of common stock;
2.	the amendment of the Articles of Incorporation to:
	a.	change the name of Pan American from "Pan American Energy Corp." to "Morgan Beaumont, Inc."; and
	b.	restore the authorized share capital of Pan American after the reverse split back to:
		i	170,000,000 shares of common stock with a par value of $0.001 per share; and
		ii.	25,000,000 shares of preferred stock with a par value of $0.001 per share;
3.	the change of business of Pan American from oil and gas exploration and development to the business of Morgan Beaumont, Inc; and
4.	To elect five persons to Pan American's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about July 5, 2004. This Information Statement constitutes notice to Pan American's stockholders of corporate action by stockholders without a meeting as required by Chapter 607 of the Nevada Revised Statutes.

The date of this Information Statement is June 25, 2004.

QUESTIONS AND ANSWERS

Q:     What am I being asked to approve?

A:     You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Four stockholders holding a majority of the outstanding voting common stock of Pan American (the "Majority Stockholders") have already agreed to approve:
1.	a reverse split of the issued and outstanding shares of common stock of Pan American on a .66956 for one basis;
2.	the amendment of the Articles of Incorporation to:
	a.	change the name of Pan American from "Pan American Energy Corp." to "Morgan Beaumont, Inc."; and
	b.	to reflect the reverse split and maintain the authorized share capital of :
		i	170,000,000 shares of common stock with a par value of $0.001 per share; and
		ii.	25,000,000 shares of preferred stock with a par value of $0.001 per share;
3.	the change of business of Pan American from oil and gas exploration and development to the business of Morgan Beaumont, Inc ("Morgan"); and
4.	To elect five persons to Pan American's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed.

Q: Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the agreement and plan of reorganization between Pan American and Morgan dated as of May 10, 2004, as amended June 22, 2004 (the "Merger Agreement").

Q: What are the basic terms of the Merger Agreement?

A: The basic terms are as follows:

  Morgan will merge into Pan American and the business of Morgan will become the business of Pan American (the "Merger").
  Prior to the merger Pan American will complete a reverse split of its common stock and certain stock will be cancelled so as Pan American will have approximately 27,000,000 issued and outstanding at the time of merger.
  In exchange for all the stock of Morgan, the shareholders of Morgan will receive 13,000,000 shares post-reverse-split shares of common stock of Pan American which will represent approximately 32% of the outstanding common stock of Pan American.
  After the merger is completed, the Board of Directors of Pan American will be the Board of Directors of Morgan prior to the Merger.
  Other than the stockholders who have agreed to cancel certain shares, you will retain all of your present stockholdings in Pan American and are not required to do anything.
  Under the laws of Nevada, stockholder approval is not required to enter into the Merger Agreement or to complete the Merger. Nevada law does, however, require stockholder approval be obtained before Pan American may amend its Articles of Incorporation to change its name and to reverse split its outstanding share capital, both necessary elements of the Merger Agreement. It is for this reason stockholder approval was obtained to the Merger Agreement.
  More detailed information regarding the Merger terms can be found under the heading "Summary of Transaction Contemplated by the Merger Agreement" in this Information Statement.

Q: Will I recognize a gain or loss in connection with the transaction with Morgan?

A: No. We expect the transaction to qualify as tax-free reorganization for United States federal income tax purposes.

Q: Do I have appraisal rights?

A: No. Nevada law only provides stockholders with appraisal rights in the event of a sale or exchange of all, or substantially all, of the property of a Nevada corporation, other than in the usual and regular course of business. Nevada does not provide for dissenter's rights of appraisal in connection with the recapitalization or other actions being taken by Pan American at this time.

Q: Are there any conditions to the transaction with Morgan?

A: Yes. There are several conditions, including the following:

  currency of all of Pan American's reports required to be filed under the Securities Exchange Act of 1934, as amended;
  approval of the name change, reverse split and appointment of directors by the holders of common stock of Pan American;
  Pan American entering into employment agreements with certain key individuals;
  the issuance of 13,000,000 shares of common stock of Pan American for all the shares of common stock of Morgan;
  no injunction or litigation commenced regarding the Merger;
  the resignation of the current directors and officers of Pan American and Morgan;
  the appointment of the current Board of Directors of Morgan as the new directors of Pan American;
  Pan American's share capital being approximately 27,000,000 shares of common stock at the time of closing of the Merger;
  Pan American having no undisclosed liabilities at the time of closing; and
  the approval of the Merger Agreement by at least 65% of the holders of common stock of Morgan.

Q: What business is conducted by Morgan?

A: Morgan is a private company located in Sarasota, Florida. Morgan is a provider of stored value MasterCard and money cards in the United States. Morgan develops and supports ATM/Debit Card and stored value MasterCard programs in conjunction with processors and US issuing banks, which are, marketed under the Morgan brand name as well as other private label brands. Morgan's main telephone number is: 941-753-2875 and web site address is: www.morganbeaumont.com. (See "GENERAL INFORMATION.")

Q: Are there risks involved in the transaction with Morgan?

A: Yes. After the transaction is completed, Pan American's success will be totally dependent on the success of Morgan. Morgan is a development stage company and does not have a long history in which to judge its performance as it was only incorporated in July of 2000. There are no assurances that Morgan's operations will be profitable after the closing of the transaction. (See "SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT - Risks Related to the Merger," and "INFORMATION CONCERNING MORGAN - Risks Related to the Business of Morgan")

Q: When do you expect to complete the transaction with Morgan?

A: Within approximately a month after the date of this Information Statement (the "Closing"). As previously mentioned, there are several conditions to the closing of the Merger.

Q: When do you expect to complete the changes proposed in this Information Statement?

A: The .66956 for one reverse split and the amendments to the articles of incorporation will become effective on the opening of business on the twenty first day following the mailing of this Information Statement to the stockholders of Pan American. Pan American will file the Articles of Amendment and notice of the .66956 for one reverse split with the Secretary of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Q: Who can I call with questions?

A: Please call Scott Houghton, the President of Pan American, at: 604-632-0068 or Cliff Wildes, Chief Executive Officer of Morgan at: 941-753-2875 extension 2009.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On April 15, 2004 (the "Record Date"), Pan American had 60,325,000 outstanding shares of common stock with a par value of $0.001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on April 15, 2005 (the "Record Date") for determining stockholders who would have been entitled to notice of and to vote on the amendments to Pan American's Articles of Incorporation, were held by approximately twenty-two (22) stockholders of record. In connection with the various matters outlined in this Information Statement, Pan American's Board of Directors and a majority of its shareholders, by written consent in lieu of a shareholders meeting, have agreed to:

  reverse split the issued and outstanding share capital of Pan American on a .66956 for one basis;
  amend the Articles of Incorporation of Pan American to change the name of Pan American to "Morgan Beaumont, Inc.";
  change the business of Pan American from oil and gas exploration and development to the business of Morgan;
  approve the Merger Agreement between Pan American, and Morgan; and
  elect a new slate of directors.

Approval of Reverse Split. The primary purpose of the .66956 for one reverse split is to decrease the number of total shares issued and outstanding of Pan American's common stock. Pan American affected a five for one forward split of its stock on March 22, 2004. At the time, management believed this forward split was in the best interest of Pan American and its stockholders. Management on negotiation with the principals of Morgan, agreed to reduce the issued and outstanding share capital of Pan American to what the parties believe is a more realistic level.

The principal effect of the reverse stock split will be that the number of shares of common stock issued and outstanding will be reduced from 60,325,000 shares as of June 25, 2004 to approximately 40,391,207 shares. The actual number of shares outstanding will depend on the number of fractional shares which have either been cancelled or rolled up to the next whole share.

Approval of the reverse split requires the affirmative consent of at least a majority of the outstanding shares of common stock of Pan American. Majority Stockholders holding a total of 34,000,000 shares of common stock (56.36%), have already agreed to this action.

Approval of the Change of Business Direction. The change of business of Pan American from oil and gas exploration and development to the business of Morgan will move Pan American into a new business direction. Ratification and approval of the new business direction of Pan American requires the affirmative consent of at least a majority of the outstanding shares of common stock of Pan American. Majority Stockholders, holding a total of 34,000,000 shares of common stock (56.36%), have already agreed to this action.

Approval of the Name Change. The proposed change of Pan American's name to "Morgan Beaumont, Inc." is intended to convey more clearly a sense of Pan American's business as to the business of Morgan. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of common stock of Pan American. Majority Stockholders holding a total of 34,000,000 shares of common stock (56.36%), have already agreed to this action.

Election of New Directors. The election of new directors is proposed because the Change of Business Direction will effect a change of control of Pan American and the new business direction will require a board of directors familiar with Morgan's business. The Merger Agreement between Pan American and Morgan requires that new directors be appointed. Approval of the appointment of the new slate of directors requires the affirmative consent of at least a majority of the outstanding shares of common stock of Pan American. Majority Stockholders holding a total of 34,000,000 shares of common stock (56.36%), have already agreed to this action.

Record Date

The close of business on April 15, 2004, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by Pan American, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that Pan American will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the proposed amendment to effect the reverse split of Pan American's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to shareholders who were known to Pan American to be beneficial owners of more than 5% of the common stock and the officers, directors and management of Pan American individually and as a group as of the

Record Date, April 15, 2004. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and address	Amount and Nature	Percent of
of beneficial owner	of Beneficial Owner	Voting Stock(1)

Scott C. Houghton	13,900,000 shares(2)	22.6%(3)
1201 West Pender Street, Suite 2002
Vancouver, BC V6E 2V2

Korina Houghton	13,900,000 shares(4)	22.6%(3)
1238 Melville Street, Suite 1205
Vancouver, BC V6E 4N2

Arnold Howardson	10,500,000 shares(5)	17.1%(3)
6131 Greenwood Place
Nanaimo, BC V9V 1K6

Peter Whitehead	7,500,000 shares	13.7%(3)
2440 Queens Avenue
West Vancouver, BC V7V 2Y6

Nick MacKinnon	7,500,000 shares	13.9%(3)
2267 Marstrand Avenue
Vancouver, BC V6K 2H8

All Officers and Directors	24,400,000 shares(6)	39.1(7)
as a Group that consists of
three people

 Notes:
(1)	The percent of class is based on 60,325,000 shares of common stock issued and outstanding as of April 15, 2004.
(2)	Of the shares represented, 12,500,000 are in the name of Scott C. Houghton and 300,000 shares are in the name of his wife, Korina Houghton, of which he is deemed to be the beneficial owner. Also in the number of shares represented, 1,100,000 represent options to purchase common shares. Of these options, 125,000 are held in the name of Korina Houghton and 975,000 are held in the name of Scott C. Houghton.

(3)	Percentage is calculated assuming the options beneficially held by this securities holder (but only this holder) have been exercised.
(4)	Of the shares represented, 300,000 are in the name of Korina Houghton and 12,500,000 shares are in the name of her husband, Scott C. Houghton, of which she is deemed to be the beneficial owner. Also in the number of shares represented, 1,100,000 represent options to purchase common shares. Of these options, 125,000 are held in the name of Korina Houghton and 975,000 are held in the name of Scott C. Houghton.

(5)	Of the shares represented, 9,500,000 are held by Mr. Howardson outright and 1,000,000 represent options to purchase common shares.
(6)	Of the shares represented, 22,300,000 are held outright and 2,100,000 represent options to purchase common shares. The shares and options held by Scott C. Houghton and Korina Houghton have only been included once, even though they are the beneficial holder of the securities of the other.

(7)	Percentage is calculated assuming the options held by the officers and directors have been exercised.

REVERSE SPLIT AND AMENDMENT TO ARTICLES OF INCORPORATION

Reverse Split

The primary purpose of the reverse split is to decrease the number of total shares issued and outstanding of the Pan American's common stock. Pan American affected a five for one forward split of its stock on March 22, 2004. At the time management believed this forward split was in the best interest of Pan American and its stockholders. Management on negotiation with the principals of Morgan, agreed to reduce the issued and outstanding share capital of Pan American to what the parties believe is a more realistic level.

The principal effect of the reverse stock split will be that the number of shares of common stock issued and outstanding will be reduced from 60,325,000 shares as of June 25, 2004 to approximately 40,391,207 shares (depending on the number of fractional shares that are rounded up or rounded down on conversion).

The reverse stock split itself will not change the proportionate equity interests of Pan American's stockholders, nor will the respective voting rights and other rights of shareholders be altered. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. It is just an adjustment to Pan American's previous forward split. Pan American will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by ..66956). While Pan American expects that the reverse stock split will result in an increase in the market price of its common stock, there can be no assurance that the reverse stock split will increase the market price of its common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of stockholders of Pan American who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly multiplied by .66956, will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

No Amendment to Authorized Share Capital

Pan American's current share capitalization will remain 170,000,000 shares of common stock with a par value of $0.001 per share; and 25,000,000 shares of preferred stock with a par value of $0.001 per share after the reverse split.

Name Change

The proposed amendment to Pan American's Articles of Incorporation will cause Pan American to change its name to "Morgan Beaumont, Inc." On filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, the name change will be effective.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to Pan American's stockholders. Any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Following the reverse split and name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. The reverse split and name change will occur on the effective date without any further action on the part of stockholders of Pan American and without regard to the date or dates on which share certificates representing shares of pre-split common stock actually surrendered by each holder thereof for certificates representing the number of shares of post-split common stock which each such stockholder is entitled to receive as a consequence of the reverse split. After the effective date of the reverse split and name change, each share certificate representing shares of pre-split common stock will be deemed to represent .66956 shares of common stock of Pan American. Certificates representing post-split common stock and bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Pacific Stock Transfer Company, 500 E. Warm Springs Road, Ste 240, Las Vegas NV 89119.

The share certificates representing shares of new common stock will contain the same restrictive legend as is on the shares of existing common stock in exchange for which the new shares are being issued. As applicable, the time period during which a stockholder has held the existing common stock will be included in the time period during which such stockholder actually holds the share certificates representing the additional new common stock received as a result of the share divisions for the purposes of determining the term of the restrictive period applicable to the new common stock.

SHARE CAPITALIZATION OF PAN AMERICAN

Material Terms of the Common Stock

As of April 15, 2004, there were 60,325,000 shares issued and outstanding. On the effective date of the .66956 for one reverse split, there will be 40,391,207 shares of common stock issued and outstanding. Certain stockholders have agreed to cancel 20,000,000 post-split shares of common stock they hold in Pan American on or prior to the proposed Merger with Morgan. Pan American will issue approximately 13,000,000 shares of common stock to the current stockholders of Morgan on completion of the Merger. Pan American, post-Merger, will have approximately 40,000,000 shares of common stock issued and outstanding.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Pan American, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Pan American and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of Pan American, holders of shares of common stock are entitled to receive pro rata on all of the assets of Pan American available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of Pan American does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Pan American, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Material Terms of Preferred Stock

Pan American may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of directors. By way of illustration, preferred shares may have special rights and preferences which may include special voting rights (or denial of voting rights), special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Board of Directors may determine. These rights and preferences will be determined by the Board of Directors at the time of issue. Pan American does not have any shares of preferred stock issued and outstanding at this time and does not contemplate issuing any preferred stock in the near future.

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

The Board of Directors of Pan American has unanimously approved the Merger Agreement among Pan American and Morgan which provides for or requires completion of the following series of transactions as conditions to consummation of the Merger:

  currency of all of Pan American's reports required to be filed under the Securities Exchange Act of 1934, as amended;
  approval of the name change, reverse split and appointment of directors by the holders of common stock of Pan American;
  Pan American entering into employment agreements with certain key individuals;
  the issuance of 13,000,000 shares of common stock of Pan American for all the shares of common stock of Morgan;
  no injunction or litigation commenced regarding the Merger;
  the resignation of the current directors and officers of Pan American and Morgan;
  the appointment of the current Board of Directors of Morgan as the new directors of Pan American;
  Pan American's share capital being approximately 27,000,000 shares of common stock at the time of the Closing;
  officer's certificates be provided;
  Pan American having no undisclosed liabilities at the time of Closing; and
  approval of the Merger Agreement by at least 65% of the holders of common stock of Morgan.

A majority of Pan American's shareholders have agreed by way of a majority action of shareholders to approve the above transactions.

Background of the Merger and Business History of Pan American

Pan American was incorporated under the laws of the State of Nevada on May 26, 2000. Prior to July of 2000, Pan American 's business activities were limited to organization and initial financing of its business plan. Pan American, since its date of incorporation, has tried its hand unsuccessfully at several businesses. Most recently Pan American entered into an agreement dated December 15, 2003 to acquire the rights to certain oil and gas leases in Colorado comprising the "Horizontal Amsden Play" from Zone Exploration, Inc. and a Mr. John Fredlund. By entering into this agreement, Pan American hoped to become a junior oil and gas exploration company. The closing of this transaction was subject to the completion of due diligence and obtaining financing. Pan American was unable to secure the necessary financing to close this agreement and the agreement was subsequently terminated by Zone Exploration, Inc. on April 7, 2004.

In January to March of 2004, management of Morgan was looking at various alternatives to become a public company. Morgan was introduced to Pan American through a mutual business associate. The parties commenced discussions in April 2004. In May of 2004 they negotiated an agreement and plan of reorganization which eventually became the Merger Agreement which was signed by the parties on May 10, 2004.

Reasons for Approval by the Board of Directors

The Board of Directors has given careful consideration to the Merger, the existing business operations of Morgan, the future business potential and plans of Morgan, the current book value of Pan American, the interest of stockholders of Pan American and the risks of the Merger to the existing shareholders. Based on the foregoing considerations, the Board of Directors believe that the transactions contemplated by the Merger Agreement, including the reverse split and name change, are fair and in the best interests of Pan American.

The Board of Directors believe that Pan American will benefit from the Merger, with an immediate impact being the significant new operations and revenues, assets, and shareholders' equity, as well as giving Pan American the ability to expand the operations of Morgan based on future private placement funding(s).

Accounting Treatment of the Merger

On the Closing of the Merger, based on management's consultation with the auditors for Pan American it appears that the proper accounting treatment is defined as a "reverse acquisition", whereby Morgan will account for the transaction as the purchase of Pan American. Morgan is deemed to be the "acquirer" due to the common shareholders of Morgan ultimately controlling the reorganized company.

Summary of the Merger Agreement

The following contains, among other things, a summary of the material features of the Merger Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Merger Agreement, which is attached hereto as Exhibit B and Amending Agreement attached hereto as Exhibit "C".

General Terms. Pan American and Morgan have entered into a Merger Agreement which provides that subject to the meeting of certain conditions, Pan American will issue an aggregate total of thirteen-million (13,000,000) shares of common stock with a restrictive legend for all of the shares of Morgan currently held by the Morgan stockholders. After the closing of the Merger, Morgan will cease to exist and the business of Morgan will be the business of Pan American and 32.5% of the ownership of Pan American will be controlled by the former shareholders of Morgan.

On or at the time of the Closing of the Merger, Pan American is required to have approximately 27,000,000 shares of common stock issued and outstanding. In order to get to this number, Pan American has agreed to reverse split its common stock on a .66956 for one basis, which will reduce the issued and outstanding share capital of Pan American from 60,325,000 to approximately 40,391,207 shares of common stock. Fractional shares will be rolled up or down to the nearest whole number. The issued and outstanding share capital of Pan American will be further reduced by the cancellation of 20,000,000 pre-split shares of common stock held by certain stockholders who have agreed to cancel their shares at the time of closing the Merger. Pan American, therefore, will have approximately 27,000,000 shares issued and outstanding at the time of the Merger.

On completion of the Merger, the reverse split and share cancellation, the ownership of the common stock by:

  the current shareholders of Morgan, as a group; and
  the current Pan American shareholders as a group is estimated to be as follows:

Groups of Stockholders	Common Stock	% Owned
Morgan Stockholders	13,000,000	32.5%
Pan American Stockholders	27,000,000	67.5%
TOTAL OF ALL STOCKHOLDERS	40,000,000	100.0%

The foregoing table includes all the shares of common stock which are or become issuable on the exercise of any stock options or warrants which may be outstanding at time of the Closing.

Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to shareholders under this Information Statement as prescribed by Section 14(c) of the Securities Exchange Act of 1934 (the "Act").

Conditions for Closing. The obligation of each of the parties to consummate the Merger is subject to the following conditions, among others:

  currency of all of Pan American's reports required to be filed under the Securities Exchange Act of 1934, as amended;
  approval of the name change, reverse split and appointment of directors by the holders of common stock of Pan American;
  Pan American entering into employment agreements with certain key individuals;
  the issuance of 13,000,000 shares of common stock of Pan American for all the shares of common stock of Morgan;
  no injunction or litigation commenced regarding the Merger;
  the resignation of the current directors and officers of Pan American and Morgan;
  the appointment of the current Board of Directors of Morgan as the new directors of Pan American;
  Pan American's share capital being approximately 27,000,000 shares of common stock at the time of the Closing;
  Pan American having no undisclosed liabilities at Closing the Merger; and
  the approval of the Merger Agreement by at least 65% of the holders of common stock of Morgan.

Termination and Waivers. The Merger may be terminated at any time prior to the Closing by:

  mutual consent of the parties;
  by Morgan or Pan American if the other party is in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement; or
  by either party if the conditions to the obligations of such party to consummate the Merger have not been satisfied or waived by June 30, 2004.

Each party may, by a written instrument, waive or extend the time of the Closing or performance of any of the obligations of the other party pursuant to the Merger.

Regulatory Approvals. No approvals by any governmental authority are required in order to complete the Merger.

Related Transactions

Employment Agreements. In connection with the Merger Agreement, Pan American has agreed to assume the employment agreements that Morgan currently has with Messrs. Don Craig; Ken Craig; Erik Jensen; Gary Gealy; James Smith, III; Rod Braido; Clifford Wildes and Ms. Linda Sheppard. Each agreement becomes effective on the Closing of the Merger. The terms of the employment agreements are set out in more detail under "Election of Directors - Executive Compensation" in this Information Statement.

Cancellation of Stock. As part of the Merger, two stockholders have agreed to cancel 20,000,000 shares of common stock they currently hold in Pan American on the Closing of the Merger. These shares will not be cancelled if the Merger fails to close.

Risks Related to the Merger

You Will Suffer Immediate and Substantial Dilution of Your Percentage Equity and Voting Interest. We will issue 13,000,000 shares of common stock to the stockholders of Morgan. The 13,000,000 shares will represent approximately 32.5% of the number of shares of common stock outstanding as of June 25, 2004, assuming the cancellation of certain shares. Accordingly, the Merger will have the effect of substantially reducing the percentage equity and voting interest held by each of Pan American's stockholders.

The Morgan Stockholders May Be Able to Significantly Influence Us Following the Share Issuance. The substantial ownership of common stock by Morgan stockholders after the Closing of the Merger will provide them with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by Pan American's stockholders. Following the closing of the Merger, the ownership of common stock by Morgan stockholders, including those who will become directors and/or executive officers of Pan American, will represent approximately 32.5% of the outstanding shares of Pan American on June 25, 2004, assuming the cancellation of certain shares. This concentration of ownership of Pan American's common stock may make it difficult for other stockholders of Pan American to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of Pan American without the consent of the Morgan stockholders. In addition, sales of common stock by the Morgan stockholders to a third party may result in a change of control of Pan American.

The Combined Company May Be Unable to Obtain Required Additional Capital. As indicated in the risk factors relating to Morgan below, the combined company plans on raising up to $2 million in a combination of debt and equity securities, to have sufficient working capital to run and grow the business through December 31, 2004. Should the combined company be unsuccessful in its efforts to raise additional capital, it will be required to curtail its plans or it may be required to cut back or stop operations. There can be no assurance that the combined company will raise additional capital or generate cash from operations sufficient to meet its obligations and planned requirements.

Morgan May Lose Rights under Contracts with Customers and Other Third Parties as a Result of the Merger. Morgan has numerous contracts with suppliers, customers, licensors, licensees and other business partners. The Merger may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If Morgan cannot do so, it may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts may have short terms or maybe terminated following a short notice period. Loss of these contracts would reduce Morgan and our revenues and may, in the case of some contracts, affect the rights that are important to the operation of our new business.

Certain Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed Merger and does not discuss state, local, foreign tax consequences or all of the tax consequences that might be relevant to an individual stockholder of Pan American. Pan American has not sought an opinion as to the tax consequences of the Merger, however, Pan American believes that the Merger will qualify for federal income tax purposes as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, Pan American will not recognize a gain or loss as a result of the Merger. Nor will the stockholders of Pan American recognize a gain or loss.

You Are Urged to Consult Your Own Tax Advisor as to Specific Tax Consequences to You by the Merger Including Tax Return Reporting Requirements and the Applicability and Effect of Federal, State, Local, Foreign and Other Applicable Tax Laws.

NO DISSENTER'S RIGHTS

Under the Nevada Revised Statutes, the change of Pan American's name and reverse split of the issued and outstanding common stock does not require Pan American to provide dissenting stockholders with a right of appraisal and Pan American will not provide stockholders with such a right.

INFORMATION CONCERNING PAN AMERICAN

Business History of Pan American

Pan American was incorporated under the laws of the state of Nevada on May 26, 2000 under the name Coyote Ventures Corp. On December 31, 2002, Pan American changed its name from Coyote Ventures Corp. to August Biomedical Corporation, on March 22, 2004 it changed its name from August Biomedical Corporation to Pan American Energy Corp. Pan American has one subsidiary company, August Research Corp.

Prior to July of 2000, Pan American's business activities were limited to organization and initial financing. Pan American entered into an agreement dated July 15, 2000 (the "Option Agreement") with John MacPherson ("MacPherson"). Under the terms of the Option Agreement, Pan American was granted an option to acquire the Flint Mineral Claim in the Slocan Mining Division of British Columbia, Canada. The terms of the Option Agreement required Pan American to make certain payments and complete certain exploration work on the Flint Mineral Claim in order to exercise the Option, including the making of a $50,000 payment on June 30, 2002. Although the exploration work conducted by Pan American on the Flint Mineral Claim was encouraging, Pan American was not able, due to weather conditions, to complete sufficient exploration work to permit its geological consultant to recommend the making of the payment due June 30, 2002 and MacPherson was not willing it to extend the payment date with the result that Pan American's option was terminated. Following termination of the Option, Pan American acquired a proprietary potential technology for cancer detection known as the CERVeyorTM Technology.

Pan American acquired the CERVeyorTM Technology from Nicolas B MacKinnon (the "Vendor") by an agreement dated August 16, 2002 (the "Acquisition Agreement"). Under the terms of the Acquisition Agreement Pan American paid $20,000 (the "Purchase Price") to the Vendor to acquire the CERVeyorTM Technology. Under the terms of the Acquisition Agreement the Vendor had the right to re-acquire the CERVeyorTM Technology for the return of the Purchase Price the if Pan American failed to complete financing to raise net proceeds of $200,000 US within 90 days of the date of the Acquisition Agreement (which financing was completed) and a further $800,000 US within 180 days of the date of the Acquisition Agreement (which financing was not completed). Consequently, on June 11, 2003 the Vendor returned the Purchase Price to Pan American and Pan American lost the Technology.

Pan American entered into an option agreement dated September 9, 2002 (the "Biomax Option Agreement") with Biomax Technologies (the "Optionor"). Under the terms of the Biomax Option Agreement Pan American paid $20,000 to acquire an option to acquire United States Patent Number 6,021,344, a patent covering a fluorescence scope system for dermatologic diagnosis (the "ORALview Technology"). In order to exercise the option Pan American was required to pay $180,000 US to the Optionor on or before January 30, 2003. Pan American borrowed $200,000 from 648613 B.C. Ltd (the "Lender") to permit it to exercise the Option. Pan American was unable to repay the loan when required and the Lender exercised its right under the terms of a Loan and Security Agreement dated July 9, 2003 to cause Pan American to convey the ORALview Technology to the Lender in satisfaction of the loan.

Pan American entered into an agreement dated December 15, 2003 with Zone Exploration, Inc. and Mr. John Fredlund whereby Pan American acquired the right to purchase the certain oil and gas leases comprising the Horizontal Amsden Play in Musselshell and Yellowstone Counties, Montana. This transaction was subject to completion of due diligence and obtaining financing. Pan American was unable to secure the necessary financing to close this agreement and the agreement was subsequently terminated by Zone Exploration, Inc. on April 7, 2004.

On May 10, 2004, Pan American signed the Merger Agreement with Morgan and expects to enter into the business of Morgan on close of the Merger.

Description of Property

Pan American presently does not own any material property. Pan American has an office at 6644 North Ocean Boulevard, Ocean Ridge, Florida 33435, which is provided free of charge. Pan American's office address will change to the current office address of Morgan on completion of the Merger.

Legal Proceedings

Claim by Peter Whitehead

Pan American and its August Research Corp., were subject to a legal proceeding commenced in the Supreme Court of British Columbia on July 24, 2003 by Peter Whitehead, a former director and officer of Pan American. Mr. Whitehead has since abandoned his claims against Pan American and the parties have provided each other with a mutual release settling this matter.

Claim by iCyberdata Technology Inc.

During our second quarter ended February 29, 2004, iCyberdata commenced legal action against Pan American in respect of a memorandum of undertaking (the "MOI") dated July 24, 2003 and a share purchase agreement dated September 30, 2003 (the "Share Purchase Agreement"). Pan American was contemplating the purchase of the shares of iCyberdata from the shareholders of iCyberdata. In furtherance of the proposed purchase, Pan American entered into the MOI and executed a copy of the Share Purchase Agreement. Pan American takes the position that the MOI was intended to be a non-binding letter of intent only and that the Share Purchase Agreement entered into by Pan American was not to be binding on the company until it was executed by the shareholders of iCyberdata and its final form was approved by Pan American's legal counsel neither of which events ever occurred. iCyberdata, by letter dated October 29, 2003 claimed to terminate the Agreement and has demanded $75,000 from Pan American under the terms of the alleged agreement. In subsequent correspondence iCyberdata continues to allege that Pan American was required to advance them $10,000 per month in respect of the alleged agreement terminated by their letter of October 29, 2003. Pan American and iCyberdata are currently finalizing a non-cash settlement of this matter at which time the parties will provide a mutual release of any and all potential claims.

Market for Pan American's Common Equity and Related Stockholders Matters

Market Information

Pan American's shares are currently trading on the OTC Bulletin Board under the stock symbol "PAEY". The listing was obtained on May 16, 2002. The high and the low prices for Pan American's shares for each quarter of its last two fiscal years since the shares commenced trading were:

Fiscal Quarter Ended	High	Low
August 31, 2002	$4.75	$0.35
November 30, 2002	$6.90	$2.75
February 28, 2003	$7.40	$3.00
May 31, 2003	$4.05	$1.65
August 31, 2003	$0.90	$0.41
November 30, 2003	$0.49	$0.41
February 28, 2004	$ 2.15	$ 0.49
May 31, 2004	$ 2.50	$ 0.38

The source of the high and low bid price information is the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders of Common Stock

As of June 25, 2004, there were 22 registered shareholders of Pan American's common stock.

Dividends

There are no restrictions in Pan American's Articles of Incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, prohibit it from declaring dividends where, after giving effect to the distribution of the dividend:

  Pan American would not be able to pay its debts as they become due in the usual course of business; or
  Pan American's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Pan American has never declared nor paid any cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future. Pan American's current policy is to retain any earnings in order to finance the expansion of its operations. Pan American's board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

No Equity Compensation Plan

Pan American does not have an equity compensation plan and does not plan to implement such a plan.

Reports to Securities Holders

Pan American is required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

You may read and copy any materials Pan American files with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Financial Statements

The audited financial statements of Pan American for the year ended August 31, 2003, and the unaudited financial statements of Pan American for the quarter ended February 29, 2004, are included below:

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
August Biomedical Corporation
(Formerly Coyote Ventures Corp.)
(A development stage company)

We have audited the consolidated balance sheets of August Biomedical Corporation (formerly Coyote Ventures Corp.) (a development stage company) as at August 31, 2003 and 2002, and the consolidated statements of loss, cash flows, and stockholders' equity for each of the two years then ended August 31, 2003, and for the period from inception, May 26, 2000, to August 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2003 and 2002, and the results of its operations and cash flows for the periods indicated in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $625,797 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.	"Morgan & Company"

November 24, 2003, except as to Note 10	Chartered Accountants
which is as December 15, 2003.

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	AUGUST 31
	2003	2002

ASSETS
Current
Cash	$850	$183,608
Accounts receivable	3,734	-
Prepaid expenses	-	1,554
	4,584	185,162
Equipment (Note 3)	1	10,991
Intangible Assets (Note 4)	-	20,000

	$4,585	$216,153

LIABILITIES
Current
Accounts payable and accrued liabilities	$80,382	$49,591

STOCKHOLDERS' EQUITY
Capital Stock
Authorized:
100,000,000 Common shares, par value $0.001 per share

Issued and outstanding:
12,065,000 Common shares at August 31, 2003 and
12,025,000 Common shares at August 31, 2002	12,065	12,025

Additional paid-in capital	517,935	417,975

Share Subscriptions Received (Note 6)	20,000	-

Deficit Accumulated During The Development Stage	(625,797)	(183,278)
	(75,797)	246,722
Less: Subscriptions Receivable	-	(80,160)
	(75,797)	166,562

	$4,585	$216,153

Nature Of Operations (Note 1)

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF LOSS
(Stated in U.S. Dollars)

			INCEPTION
			MAY 26
	YEARS ENDED		2000 TO
	AUGUST 31		AUGUST 31
	2003	2002	2003

Expenses
Amortization	$5,240	$1,331	$6,571
Consulting fees (Note 8)	215,838	32,436	259,274
General and administrative	41,850	11,711	53,922
Interest (Note 5)	20,000	-	20,000
Investor relations	19,500	3,190	22,690
Mineral property option payments	-	10,000	15,500
Mineral property exploration expenditures	-	4,000	12,273
Professional fees	101,249	27,500	194,492
Stock transfer fees	3,478	835	5,711
Write down of advances receivable	1,500	-	1,500
Write down of equipment	33,864	-	33,864

Net Loss For The Period	$442,519	$91,003	$625,797

Basic And Diluted Loss Per Share	$(0.04)	$(0.01)

Weighted Average Number of Shares
Outstanding	12,046,534	11,581,250

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			INCEPTION
			MAY 26
	YEARS ENDED		2000 TO
	AUGUST 31		AUGUST 31
	2003	2002	2003

Cash Flows From Operating Activities
Net loss for the period	$(442,519)	$(91,003)	$(625,797)
Items not involving cash:
Amortization	5,240	1,331	6,571
Interest	20,000	-	20,000
Write down of equipment	33,864	-	33,864

Adjustments To Reconcile Net Loss To Net
Cash Used By Operating Activities
Prepaid expenses	1,554	(1,554)	-
Accounts receivable	(3,734)	-	(3,734)
Accounts payable and accrued liabilities	50,791	(1,276)	80,382
	(334,804)	(92,502)	(488,714)

Cash Flows From Financing Activities
Share capital issued	180,160	264,840	530,000
Share subscriptions received	20,000	-	20,000
Loan payable	180,000	-	180,000
	380,160	264,840	730,000

Cash Flows From Investing Activities
Purchase of equipment	(28,114)	(12,322)	(40,436)
Patent acquisitions	(220,000)	-	(220,000)
Proceeds from sale of patent	20,000	-	20,000
	(228,114)	(12,322)	(240,436)

(Decrease) Increase In Cash	(182,758)	160,016	850

Cash, Beginning Of Period	183,608	23,592	-

Cash, End Of Period	$850	$183,608	$850

Supplemental Disclosure Of Non-Cash
Financing Activities
Accounts payable for patent cost accrued	$-	$20,000	$-
Patent exchanged for loan repayment	$200,000	$-	$200,000

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

AUGUST 31, 2003
(Stated in U.S. Dollars)

	COMMON STOCK
			ADDITIONAL	SHARE
			PAID-IN	SUBSCRIPTIONS
	SHARES	AMOUNT	CAPITAL	RECEIVED	DEFICIT	TOTAL

Shares issued for cash
at $0.001 (May 2000)	7,500,000	$7,500	$-	$-	$-	$7,500
Shares issued for cash
at $0.01 (June 2000)	4,000,000	4,000	36,000	-	-	40,000
Shares issued for cash
at $0.10 (August 2000)	75,000	75	7,425	-	-	7,500
Net loss for the period	-	-	-	-	(17,927)	(17,927)

Balance, August 31,
2000	11,575,000	11,575	43,425	-	(17,927)	37,073

Net loss for the year	-	-	-	-	(74,348)	(74,348)

Balance, August 31,
2001	11,575,000	11,575	43,425	-	(92,275)	(37,275)

Shares issued for cash
at $0.50 (August 2002)	150,000	150	74,850	-	-	75,000
Shares issued for cash
at $1.00 (August 2002)	300,000	300	299,700	-	-	300,000
Net loss for the year	-	-	-	-	(91,003)	(91,003)

Balance, August 31,
2002	12,025,000	12,025	417,975	-	(183,278)	246,722

Share subscriptions
received	-	-	-	20,000	-	20,000
Shares issued for cash
at $2.50 (February
2003)	40,000	40	99,960	-	-	100,000
Net loss for the year	-	-	-	-	(442,519)	(442,519)

Balance, August 31,
2003	12,065,000	$12,065	$517,935	$20,000	$(625,797)	$(75,797)

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS
	a)	Organization The Company was incorporated on May 26, 2000 in the State of Nevada, U.S.A. On December 31, 2002, the Company changed its name from Coyote Ventures Corp. to August Biomedical Corporation.
b)

Development Stage Activities

August Biomedical Corporation (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. During the year, the Company was engaged in the business of developing technology related to cancer imaging systems and conducted business through its wholly owned subsidiary, August Research Corporation. The Company has discontinued this business and is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.

In prior years, the Company had been primarily engaged in the acquisition and exploration of mining properties, and was classified as an exploration stage company.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $625,797 for the period from May 26, 2000 (inception) to August 31, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its technology. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coyote-Flint Exploration Corp. and August Research Corp., both British Columbia corporations.

b)	Equipment Equipment is recorded at cost. Amortization of office equipment and laboratory equipment is calculated on a straight-line basis at annual rates of 30% and 20% respectively.
c)

Intangible Asset

The Company continually monitors its intangible assets to determine whether any impairment has occurred. In making such determination with respect to these assets, the Company evaluates the performance on an undiscounted cash flow basis, of the intangible assets or group of assets, which gave rise to an asset's carrying amount. Should impairment be identified, a loss would be reported to the extent that the carrying value of the related intangible asset exceeds the fair value of that intangible asset using the discounted cash flow method. The Company has not amortized intangible assets as operations have not commenced.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
d)

Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

e)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

	f)	Foreign Currency Translation The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:
i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
g)

Stock Based Compensation

The Company accounts for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "Accounting for Stock Based Compensation". Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned.

h)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

i)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

j)	Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

3.	EQUIPMENT

		2003	2002

	Office equipment	$2,481	$2,481
	Laboratory equipment	37,955	9,841
		40,436	12,322
	Less: Accumulated amortization	(6,571)	(1,331)
	Less: Write down to nominal value	(33,864)	-

		$1	$10,991
4.	INTANGIBLE ASSETS
a)

Cerveyor Technology

Pursuant to a sale agreement dated August 16, 2002, the Company acquired a United States Patent for direct viewing of induced tissue fluorescence by a human viewer through an endoscope (the "Technology"). The Technology is subject to a royalty of 0.75% in favour of the British Columbia Cancer Foundation.

In addition, the acquisition is subject to a provision requiring the Company to complete debt or equity financing to raise net proceeds of $200,000 within 90 days of the agreement, and a further $800,000 within 180 days of the agreement. In the event the Company does not raise the required funds within the time required, the vendor may, at his option, reacquire the Technology for a consideration equal to the purchase price paid by the Company. The Company has fulfilled the first provision by completing a private placement of 300,000 common shares at $1.00 per share for gross proceeds of $300,000.

The Company did not raise the necessary $800,000 within the required timeframe. As a result, on June 11, 2003, the Company received notice from the vendor that they were exercising their option to reacquire the Technology for $20,000.

b)

Oralview Technology

Pursuant to an option agreement, dated September 9, 2002, the Company paid $20,000 to acquire an option to acquire a United States patent covering the Oralview Technology. The Company exercised its option by paying $180,000 on January 30, 2003. Under a July 9, 2003 loan and security agreement, the Oralview Technology is being held as security against the $180,000 loan payable (see Note 5).

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

5.

LOAN PAYABLE

Loan payable is a short term unsecured bridge financing repayable on the earlier of the first major financing or August 30, 2003. The loan is repayable in the amount of $200,000 which includes a bonus of $20,000 to cover interest.

On July 9, 2003, the Company entered into a loan and security agreement whereby the lender will forgo exercising its right to demand immediate payment on August 30, 2003 in consideration of the Company doing the following: (i) loan to be secured by the patent covering the Oralview Technology; (ii) commence paying the lender interest at 1% per month; (iii) repaying the $200,000 amount as follows: $25,000 on or before July 15, 2003; $75,000 on or before August 15, 2003; and the balance of $100,000 on or before September 15, 2003.

As the Company has not made any of the required payments, the lender has exercised its rights to acquire the patents covering the Oralview Technology in exchange for full repayment of the loan.

6.

SHARE SUBSCRIPTIONS RECEIVED

The Company has approved the private placement of 3,000,000 units at $2.00 per unit. Each unit will consist of one common share and one warrant to purchase an additional common share at $3.00 for a period of eighteen months. As at August 31, 2003, $20,000 had been advanced in connection with this private placement. Subsequent to August 31, 2003, the Company ceased raising financing under the private placement.

7.

STOCK OPTION PLAN

The Company adopted a stock option plan (the "Plan") pursuant to which the directors may grant a maximum of 1,736,250 common stock options to officers, key employees and consultants. The Company granted 1,735,000 fully vested incentive stock options allowing the holders to purchase one common share of the Company at $2.50 per share for a term expiring September 9, 2004.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

7.	STOCK OPTION PLAN (Continued) The following is a summary of the stock option activity during the year ended August 31, 2003:
		WEIGHTED
	NUMBER	AVERAGE
	OF	EXERCISE
	SHARES	PRICE

Outstanding, August 31, 2002	-	$-

Granted	1,735,000	2.50
Exercised	(40,000)	(2.50)

Outstanding, August 31, 2003	1,695,000	$2.50

8.

RELATED PARTY TRANSACTIONS

During the year ended August 31, 2003, the Company incurred consulting expenses of $112,187 (2002 - $18,423) to directors and officers.

As at August 31, 2003, the Company has $20,850 (2002 - $23,460) in accounts payable owing to a director and officer.

9.

CONTINGENCY

The Company is subject to a legal action being brought against it by a former director and officer for wrongful dismissal and breach of contract. Management is of the opinion that the amount of the claim, if any, is not determinable and, accordingly, no provision has been recorded in the accounts at August 31, 2003.

AUGUST BIOMEDICAL CORPORATION
(Formerly Coyote Ventures Corp.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003 AND 2002
(Stated in U.S. Dollars)

10.	SUBSEQUENT EVENTS

On December 15, 2003, the Company entered into an agreement to acquire a 100% working interest (82.5% net revenue interest) in certain oil and gas leases located in Yellowstone Counties, Montana, U.S.A. The purchase price is $185,366 payable as follows:

a)	a non-refundable deposit of $20,000 on execution of the Agreement and
b)	$165,366 due by February 16, 2004, subject to satisfactory due diligence by the Company.

Under the terms of the Agreement, should the Company elect to proceed with the acquisition following completion of the due diligence, it will be committed to expend an additional $3,325,000 over the next two years to acquire additional leases, complete seismic surveys and drill wells.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

(Unaudited)

(Stated in U.S. Dollars)

	FEBRUARY 29 2004	AUGUST 31 2003

ASSETS
Current
Cash	$26	$85
Goods and Services tax recoverable	$4,189	$3,734

	4,215	4,584
Equipment	1	1

	$4,216	$4,585

LIABILITIES
Current
Accounts payable and accrued liabilities	$92,652	$80,382

STOCKHOLDERS' DEFICIENCY
Capital Stock
Authorized:
100,000,000 Common shares, par value $0.001 per share

Issued and outstanding:
12,065,000 Common shares	12,065	12,065

Additional paid-in capital	517,935	517,935

Share Subscriptions Received (Note 4)	20,000	20,000

Deficit Accumulated During The Development Stage	(638,436)	(625,797)

	(88,436)	(75,797)

	$4,216	$4,585

Nature Of Operations (Note 2)

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENT OF LOSS

(Unaudited)

(Stated in U.S. Dollars)

					CUMULATIVE
					FROM
					INCEPTION
					MAY 26
	THREE MONTHS ENDED		SIX MONTHS ENDED		2000 TO FEBRUARY 29
	FEBRUARY 29		FEBRUARY 29
	2004	2003	2004	2003	2004

Expenses
Amortization	$-	$1,082	$-	$1,998	$6,571
Consulting fees	-	83,481	-	134,387	259,274
General and administrative	257	4,357	493	23,187	54,415
Interest	-	-	-	-	20,000
Investor relations	-	3,368	-	23,500	22,690
Mineral property option payments	-	-	-	-	15,500
Mineral property exploration expenditures	-	-	-	-	12,273
Oil and gas property option payment	20,000	-	20,000	-	20,000
Professional fees	6,861	30,323	11,581	61,702	206,073
Stock transfer fees	525	2,327	565	3,126	6,276
Write down of advances receivable	-	-	-	-	1,500
Write down of equipment	-	-	-	-	33,864
Forgiveness of debt	(20,000)	-	(20,000)	-	(20,000)

Net Loss For The Period	$7,643	$124,938	$12,639	$247,900	$638,436

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Weighted Average Number of Shares Outstanding	12,065,000	12,030,555	12,065,000	12,027,762

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

					INCEPTION
					MAY 26
	THREE MONTHS ENDED		SIX MONTHS ENDED		2000 TO FEBRUARY 29
	FEBRUARY 29		FEBRUARY 29
	2004	2003	2004	2003	2004

Cash Flows From Operating Activities
Net loss for the period	$(7,643)	$(124,938)	$(12,639)	$(247,900)	$(638,436)
Items not involving cash:
Amortization	-	1,082	-	1,998	6,571
Interest	-	-	-	-	20,000
Write down of equipment	-	-	-	-	33,864
Forgiveness of debt	(20,000)	-	(20,000)	-	(20,000)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Prepaid expenses	-	466	-	932	-
Goods and Services tax recoverable	(445)	-	(455)	(1,500)	(4,189)
Accounts payable and accrued liabilities	7,500	(9,095)	12,270	(22,096)	92,652

	(20,588)	(132,485)	(20,824)	(268,566)	(509,538)

Cash Flows From Financing Activities
Share capital issued	-	100,000	-	180,160	530,000
Loan payable	-	180,000	-	180,000	180,000
Share subscriptions received	-	20,000	-	20,000	20,000
Advances payable	20,000	-	20,000	-	20,000
Advances from shareholder	-	(20,000)	-	-	-

	20,000	280,000	20,000	380,160	750,000

Cash Flows From Investing Activities
Purchase of equipment	-	-	-	(15,425)	(40,436)
Patent acquisitions	-	(180,000)	-	(200,000)	(220,000)
Proceeds from sale of patent	-	-	-	-	20,000

	-	(180,000)	-	(215,425)	(240,436)

(Decrease) Increase In Cash	(588)	(32,485)	(824)	(103,831)	26

Cash, Beginning Of Period	614	112,262	850	183,608	-

Cash, End Of Period	$26	$79,777	$26	$79,777	$26

Supplemental Disclosure Of Non-Cash Financing Activities
Patent exchanged for loan repayment	$-	$-	$-	$-	$200,000

PAN AMERICAN ENERGY CORP.
(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENT OF STOCKHOLDERS' DEFICIENCY

FEBRUARY 29, 2004
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK
			ADDITIONAL	SHARE
			PAID-IN	SUBSCRIPTIONS
	SHARES	AMOUNT	CAPITAL	RECEIVED	DEFICIT	TOTAL

Shares issued for cash at
$0.001 (May 2000)	7,500,000	$7,500	$-	$-	$-	$7,500
Shares issued for cash at
$0.01 (June 2000)	4,000,000	4,000	36,000	-	-	40,000
Shares issued for cash at
$0.10 (August 2000)	75,000	75	7,425	-	-	7,500
Net loss for the period	-	-	-	-	(17,927)	(17,927)

Balance, August 31, 2000	11,575,000	11,575	43,425	-	(17,927)	37,073

Net loss for the year	-	-	-	-	(74,348)	(74,348)

Balance, August 31, 2001	11,575,000	11,575	43,425	-	(92,275)	(37,275)

Shares issued for cash at
$0.50 (August 2002)	150,000	150	74,850	-	-	75,000
Shares issued for cash at
$1.00 (August 2002)	300,000	300	299,700	-	-	300,000
Net loss for the year	-	-	-	-	(91,003)	(91,003)

Balance, August 31, 2002	12,025,000	12,025	417,975	-	(183,278)	246,722

Share subscriptions
received	-	-	-	20,000	-	20,000
Shares issued for cash at
$2.50 (February 2003)	40,000	40	99,960	-	-	100,000
Net loss for the year	-	-	-	-	(442,519)	(442,519)

Balance, August 31, 2003	12,065,000	12,065	517,935	20,000	(625,797)	(75,797)

Net loss for the period	-	-	-	-	(4,996)	(4,996)

Balance, February 29,
2003	12,065,000	$12,065	$517,935	$20,000	$(630,793)	$(80,793)

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

1.     BASIS OF PRESENTATION

The unaudited consolidated financial statements as of February 29, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the August 31, 2003 audited financial statements and notes thereto.

2.     NATURE OF OPERATIONS

  Organization

  The Company was incorporated on May 26, 2000 in the State of Nevada, U.S.A. On December 31, 2002, the Company changed its name from Coyote Ventures Corp. to August Biomedical Corporation.

  Effective March 11, 2004, the Company split its common stock at the rate of five-for-one ("forward split") and changed the authorized share capital from 100,000,000 shares of common stock with a par value of $0.001 per share to the following:

  i) 170,000,000 common shares with a par value of $0.001 per share;

  ii) 25,000,000 preferred shares with a par value of $0.001 per share.

  Effective March 23, 2004, the Company changed its name from August Biomedical Corporation to Pan American Energy Corp.

  Development Stage Activities

Pan American Energy Corp. (Formerly August Biomedical Corporation) (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 engaged in the exploration, development and acquisition of natural gas and oil properties in the United States. Prior to this, the Company was engaged in the business of developing technology related to cancer imaging systems and conducted business through its wholly owned subsidiary, August Research Corporation. The Company has discontinued this business and is devoting substantially all of its present efforts to identifying and acquiring interests in the oil and gas properties.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

2.     NATURE OF OPERATIONS (Continued)

  Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $638,436 for the period from May 26, 2000 (inception) to February 29, 2004, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its technology. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.     SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:
  Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, August Research Corp., a British Columbia corporation.
  Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas exploration and production activities. Acquisition costs, development costs and successful exploration costs are capitalized. Exploratory dry hole costs, lease rental, and geological and geophysical costs are charged to expenses as incurred. Producing properties are depleted by the units-of-production method based on estimated proved reserves.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Equipment

Equipment is recorded at cost. Amortization of office equipment and laboratory equipment is calculated on a straight-line basis at annual rates of 30% and 20% respectively.

Equipment not used in operations have been written down to a nominal value in the prior period.

  Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.
  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

    monetary items at the rate prevailing at the balance sheet date;
    non-monetary items at the historical exchange rate;
    revenue and expense at the average rate in effect during the applicable accounting period.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued))

  Stock Based Compensation

  The Company accounts for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "Accounting for Stock Based Compensation". Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned.

  Income Taxes

  The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.
  Basic and Diluted Loss Per Share

  In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

4.     SHARE SUBSCRIPTIONS RECEIVED

The Company has approved the private placement of 3,000,000 units at $2.00 per unit. Each unit will consist of one common share and one warrant to purchase an additional common share at $3.00 for a period of eighteen months. As at February 29, 2004, $20,000 had been advanced in connection with this private placement. The Company has ceased raising financing under the private placement.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

5.     STOCK OPTION PLAN

The Company adopted a stock option plan (the "Plan") pursuant to which the directors may grant a maximum of 1,736,250 common stock options to officers, key employees and consultants. The Company granted 1,735,000 fully vested incentive stock options allowing the holders to purchase one common share of the Company at $2.50 per share for a term expiring September 9, 2004.

The following is a summary of the stock option activity during the period:

	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE

Outstanding, August 31, 2002	-	$-

Granted	1,735,000	2.50
Exercised	(40,000)	(2.50)

Outstanding, August 31, 2003 and February 29, 2004	1,695,000	$2.50

6.     RELATED PARTY TRANSACTIONS

During the period ended February 29, 2004, the Company incurred consulting expenses of $Nil (2003 - $63,498) to directors and officers.

As at February 29, 2004, the Company has $20,850 (2003 - $13,477) in accounts payable owing to a former director and officer.

7.     CONTINGENCIES

  The Company is subject to a legal action being brought against it, in the Supreme Court of British Columbia, by a former director and officer for wrongful dismissal and breach of contract. Management is of the opinion that the amount of the claim, if any, is not determinable and, accordingly, no provision has been recorded in the accounts at February 29, 2004.

PAN AMERICAN ENERGY CORP.

(Formerly August Biomedical Corporation)

(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Unaudited)

(Stated in U.S. Dollars)

7.     CONTINGENCIES (Continued)

  The Company is subject to a legal action being brought against it in the Supreme Court of British Columbia, in respect of a Memorandum of Understanding and a Share Purchase Agreement. Management is or the opinion that the amount of the claim, if any, is not determinable and, accordingly, no provision has been recorded in the accounts at February 29, 2004.

8.     SUBSEQUENT EVENTS

On December 15, 2003, and amended, the Company entered into an agreement to acquire a 100% working interest (82.5% net revenue interest) in certain oil and gas leases located in Yellowstone Counties, Montana, U.S.A. The purchase price was $185,366 payable as follows:

a) a non-refundable deposit of $20,000 on execution of the Agreement and

b) $165,366 due by March 15, 2004, (subject to satisfactory due diligence by the Company).

The Company completed its due diligence and management concluded not to proceed further with the acquisition on April 7, 2004, the agreement was terminated by both parties.

Management Discussion and Analysis

Plan of Operations

On May 10, 2004, Pan American entered into a merger agreement with Morgan which it expects to complete by the end of the second quarter of 2003. On completion of the merger the former stockholders of Morgan will own approximately 32% of Pan American. The board of directors of Morgan immediately prior to the merger will be the directors of Pan American and the current board of directors of Pan American will resign. Pan American will change its name to "Morgan Beaumont, Inc." and the business, assets, and liabilities of Morgan will become the business, assets and liabilities of Pan American.

Pan American's Cash Needs. At the present time Pan American cannot satisfy its immediate cash requirements. At February 29, 2004, Pan American had a working capital deficiency of $88,437 and a total cash on hand of $26. Further, Pan American's cash needs will be the cash needs of Morgan on closing of the Merger as Morgan will be merged into Pan American. In order to undertake the proposed business plans of Morgan, Pan American will need to raise significant capital. Pan American will seek to obtain such financing through borrowing or sale of its equity shares. At the present time Pan American does not have any debt or equity financing arranged and there is no assurance that any will be available. Accordingly, there is a significant risk that Pan American will not be able to complete its business plan.

Pan American will also require funding for general corporate purposes including legal, audit and administrative expenses. Pan American estimates that at least $100,000 will be required for such purposes during the next 12 months. At the present time, Pan American does not have any funding available to meet such expenses and will need to obtain loans or sell equity shares to continue to meet its filing obligations. There is no assurance that such funding will be available to Pan American.

Employees. Pan American does not presently have any employees other than its two executive officers. The employees of Morgan will become the employees of Pan American on close of the Merger. If the Merger does not close, Pan American does not anticipate having any employees within the next 12 months

Off-Balance Sheet Arrangements

Pan American does not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to its stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Pan American has had no disagreements with its accountants on accounting or financial disclosures.

INFORMATION CONCERNING MORGAN

History of Morgan

Morgan was incorporated under the laws of Florida on July 10, 2000, and is a private Florida corporation. Morgan has one wholly owned subsidiary, Typhoon Voice Technologies, Inc., a private Florida corporation which it acquired in December 2003.

General Description of Business of Morgan

Morgan's primary products and services include: two re-loadable financial products for the sub prime credit market interactive voice response activation system and Customer Relationship Management technology ("CRM"). The Morgan Money Card and Morgan Stored Value MasterCard are the primary card products, with technology acquired in the acquisition of Typhoon Voice Technology. Morgan has been providing these two cards to consumers in the sub-prime credit market sector since the third quarter of 2002.

Industry Overview

The acceptance of credit and debit cards by consumers in the United State has steadily increased over the past ten years. According to the Nilson Report, the use of credit-based card systems in the United States grew from $0.5 trillion in 1992 to $1.9 trillion in 2002. In order to remain competitive, small and larger businesses have embraced credit and debit cards as a necessity to their future success. Consumer expenditures using card-based payment methods are expected to grow to $4.6 trillion by 2012, or 50% of all U.S. payments, representing a compound annual growth rate of 9% from 2002 levels, according to the Nilson Report.

Acceptance by Small Business. Small businesses are a vital component of the U.S. economy and are expected to contribute to the increased use of card-based payment methods. In 1997, the U.S. Census Bureau estimated that approximately 20 million businesses, which average less than $1.0 million in annual sales in the United States or which had no payroll, generated an aggregate of $1.7 trillion in annual sales. Management of Morgan believes that the lower costs associated with card-based payment methods are making these services more affordable to a larger segment of the small business market. In addition, Morgan believes these businesses are experiencing increased pressure to accept card-based payment methods in order to remain competitive and to meet consumer expectations. As a result, many of these small businesses are seeking to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services.

Sub-Prime Credit Consumers. According to CARDWEB.com, trade publications and the United States payment Card Information Network, "there are perhaps as many as 60 million un-banked consumers in the United States. Analysts estimate this group of un-banked consumers spend over $15 billion annually in check cashing and other financial services". These individuals may be unable to avail themselves of traditional credit and banking channels or to obtain a debit or credit card for a numbers of reasons such as, recent immigration to the US, bad credit history, lack of credit history due to divorce or age (ie. students) or recent emergence from bankruptcy &etc. Prepaid debit and cash cards are attractive alternatives to these individuals.

Services Offered to Small Business and Sub-Prime Credit Consumers. Small businesses and sub-prime credit consumers have traditionally been under-served or ignored by traditional financial institutions. When services have been available to this market segment, it has been made available at a premium price given the perceived heightened risk potential for liability for fraud, charge-backs and other losses. Stored value cash cards and money cards substantially reduce that risk and allow for more competitive terms to be offered to small businesses and sub-prime credit consumers alike.

Business Strategy

Morgan's goal is to become a market leader in the provision of card-based products and services to small businesses and sub-prime credit customers. Morgan intends to:

  Expand in Existing Small Business Merchant Market. Morgan believes it can expand its business by focusing on the small merchant market. Morgan intends to focus its efforts towards merchants who are considered small businesses and who belong to certain key ethnic groups and who have not historically accepted electronic payment methods.

  Focus on Sub-Prime Credit Customers Located in Certain Regions. Morgan intends to direct its advertising and sales efforts towards certain regions and ethnic groups it believes have been under-served by traditional financial institutions. Morgan believes, by focusing first on these groups, it will rapidly build a base of loyal customers.

Description of Products and Services

Morgan offers a comprehensive range of Morgan branded products and services to the sub-prime consumer, as well as the ability to offer private labeling or custom card programs to third party users and/or resellers. The two primary financial instruments that Morgan supplies to the sub-prime community are the Morgan Money Card and the Morgan Stored Value MasterCard. Morgan has provided both these products to third party companies for co-branding with their company name and logo or to marketing these products under the Morgan brand name.

Morgan is currently in negotiation with several companies for large private labeled co-brand opportunities for both the Morgan Money Car, and the Morgan Stored Value MasterCard. The representatives and agents for these companies and opportunities have come to Morgan for the development and support of these projects due to Morgan's strategic relationships with Banks and Processors, Morgan's in-house bi-lingual customer service and Morgan's ability to track transactions, card activity, and inventory for the payment of commission. These companies or representatives are also seeking Morgan's "turn-key" retail solutions, which enable consumers to "load" money onto the Morgan Money Card and the Morgan Stored Value MasterCard at retail locations nation-wide.

Morgan is in the process of "rolling out" a comprehensive program to retailers in the United States, allowing a retail location to become a local "loading" or "deposit point" for placing cash on the Morgan Money Card, Morgan Stored Value MasterCard and approved Morgan co-branded programs. Morgan anticipates that it will have over 5,000 retail money loading locations in 2004 and over 20,000 retail locations in 2006. Morgan will be expanding this feature to include a fee structure for Morgan competitor's cards for cash loads at Morgan's retail locations, as well as a re-loadable pre-paid phone card.

Morgan is currently developing a licensing program for the Morgan retail "loading" software for banks and competitive card programs.

The Morgan Money Card is a Money Transfer Card, ATM and Debit Card. The Morgan Money Card is a true ATM/Debit card that allows the user/consumer to withdraw cash at over 750,000 ATM's or make purchases at more than 5,500,000 POS merchants worldwide. The Morgan Money Card can be used at literally any location on the Cirrus or Maestro ATM network: restaurants, gas stations, card rentals, etc. Key Features include:

  the cards are available in a one or two card set;
  the cards are anonymous; they do not require a name to be embossed on the card;
  the cards can be used for Money Transfers or to withdraw cash via ATM network; a debit card at retail locations worldwide or as a payroll card;
  the cards can be loaded with money from any where in the world via the Internet or by Cashier's Check or Money Orders via mail. Management of Morgan anticipates that the Morgan Money card retail load locations will be available throughout the United States in 2004;
  the cards are PIN activated and balances/transactions can be checked at any ATM on the Cirrus and Maestro network, as well as via the Internet or by a toll free phone call; and
  the card accounts are registered and FDIC insured.

Many in the sub prime market have a need to transfer money from the United States to their homes and families in Mexico, Asia and South America. Funds may be transferred from one card to another with just a phone call and a small transaction fee. Billions of dollars are being sent out of the country every year, typically at a high cost to the person sending the money. Transfers via Western Union can cost upwards of $59.00. With the Morgan Money Card this transfer may be executed for under $7.00. Morgan has targeted several key markets for distribution of the Money Card, such as convenient stores, check cashing stores and pay roll services. With Morgan's ability to reach a segment of society that in the past has been impenetrable, we anticipate processing millions of transactions monthly.

Morgan generates income from the sale of the Morgan Money Card; its monthly maintenance fees is associated with keeping the card active and from transaction fees. Additional revenue will be generated at the Interactive Voice Response (IVR) when consumers activate their card and/or purchase promotional products or services such as Discount Health Benefits, Discount Medical Benefits, Road Side Assistance and Vacation offers. Morgan is also developing "hosting" programs to businesses that wish to utilize Morgan technology without purchasing or licensing the technology.

Management of Morgan believes that the Morgan Money Card has the potential of being adapted as a standard with employers and Payroll Services, both domestically and internationally, due to the "ease of use" and the cost savings. Employees enjoy the world-wide acceptance of the card and elimination of the cost of check cashing services.

The Morgan Stored Value MasterCard is a "pay as you go" card that can be used anywhere MasterCard is displayed worldwide. The cardholder determines the spending limits by the amount loaded on the card. This product is being widely accepted in the sub-prime market by those unable to receive an unsecured MasterCard or Visa Card. Morgan currently has tens of thousands of Stored Value MasterCards in the market place as a Morgan or private labeled product. Morgan is currently negotiating various large sales and distribution opportunities to supply Morgan branded product as well as private labeled or co-branded product to companies that sell to the sub prime market place. The Key Features are:

  the card can be used worldwide anywhere Master Card is accepted;
  the card is not anonymous. The holders name is embossed on the card and is widely recognized as an instrument of payment for goods and services;
  the card is FDIC insured up to $100,000;
  the card can be used as an ATM card, charge card or debit card;
  the card can be used as a payroll card; and
  the card is PIN activated and balances can be checked at any ATM, by a toll free phone call or via the Internet.

Morgan currently is one of the few companies that can provide a Stored Value Master Card in volume, has the experience of being in the sub-prime card solution business for several years and has a recognized brand name.

Morgan, Typhoon IVR Farm and software solutions. Morgan acquired Typhoon Technologies, Inc. ("Typhoon") in December 2003.

Typhoon has proprietary technology for the development and operation of an IVR "farm" for the service of Morgan customers, as well as competitive companies. Morgan currently hosts IVR programs for competitor's card programs, however this technology has broad appeal in all sectors of business and is not limited to financial services.

Morgan has entered into two letters of intent, utilizing some of its technology from Typhoon, to provide network solutions and facilitate the acquisition and fulfillment of orders for marketing programs. One of these opportunities is for the development, implementation and management of a Private Barter network, linking more than 180 barter exchanges with over 50,000 merchants and members to conduct transactions on our private network via the IVR or web. The second letter of intent is for the processing and fulfillment of promotional offers utilizing IVR technology.

Typhoon currently develops custom and proprietary database software and POS software. Morgan anticipates that Typhoon's software and technology solutions not only offer support solutions for Morgan customers and program, but will also allow Morgan to license and/or sell Typhoon technology to a broad spectrum of companies at a significant profit.

Sales and Marketing.

Morgan's sales and marketing will pivot around five key strategies:

  public relations;

  customer relations;
  press advertising;
  television and radio advertising; and
  the Internet.

Public Relations. Morgan intends to put considerable effort into preparing and disseminating a regular flow of press releases on our current and future products and services available to both current and prospective customers. When funding of Morgan has occurred, Morgan will be attending and participating in various trade shows through-out the United States.

Internet Web Site. This is rapidly becoming a major promotional channel and Morgan believes it will increase over time. Morgan is expanding the content on its web site and developing an on-line ordering and customer service system. Morgan currently has several joint advertising ventures and sales efforts focusing on the Internet as a vehicle to reach the company's target market.

Customer Relations. Morgan out-sources first contact customer service for all members. Morgan content providers provide all back up and product related customer service, interfacing with Morgan's support team. Morgan will keep detailed records of every sales contact, including source of inquiry, client needs, employment and income. Having superior information on its clients and prospects will allow Morgan to offer a truly personalized service. Morgan intends to leverage sales data to encourage its satisfied customers to recommend its services to friends, relatives, colleagues and employers.

Television, Radio and Press. Once adequate funding has been secured, Morgan will launch advertising to enhance public relations activity. There is considerable research to support the argument that the more often a potential clients hears about you, the more likely they are to approach you when they have a need for your type of service.

Target Markets. Morgan targets small merchants such as convenient stores, check cashing stores, pay roll services and their clients as its primary customer base. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. Management of Morgan also intends to specifically target its products and services to African Americans, Hispanics and Asians, as these groups now account for 79 million out of 281 million Americans. With the planned development of Morgan's nation wide cash loading platform and introduction of the Morgan Money Card and the Morgan Stored Value MasterCard, these groups will have a more economical alternative, with quicker access to their funds.

Customer Relationship Management

Excellent selling skills and professional customer service are vital in our type of business. Therefore, Morgan has, and will, continue to contract with the most professional direct sales and Internet marketing organizations in the United States, Mexico and South America, to handle Morgan's direct sales activity.

Morgan currently handles all bilingual customer service in-house. Morgan's customer service department is scaleable to handle one or multiple programs. Morgan also has relationships with third party firms who wish to provide Morgan's customer service, as needed.

Morgan's customer service department currently uses a custom proprietary SQL database, in conjunction with a Typhoon IVR solution. The database has approximately 100,000 records and can handle upwards of 10,000,000 records. The IVR is scaleable by the number of phone line and customer service representatives, to handle over 16,000 customer service inquiries per day.

Competition

The markets for the financial products and services offered by Morgan are intensely competitive. Morgan competes with a variety of companies in various segments of the financial service industry and its competitors vary in size, scope and breadth of products and services they offer. Certain segments of the financial services industry tend to be highly fragmented, with numerous companies competing for market share. Highly fragmented segments currently include, financial account processing, customer relationship management solutions, electronic funds transfer and card solutions. Morgan faces a number of competitors in the debit card and payment market. Morgan also faces competition from in-house technology departments of existing and potential clients who may develop their own product offerings.

Morgan believes it competes with other providers of debit and money card services on the basis of the following factors:

quality of service;
reliability of service;
ability to evaluate, undertake and manage risk;
speed in approving merchant applications; and
price.

Morgan believes its focus on smaller merchants and sub-prime credit clients gives it a competitive advantage over larger competitors that have a broader market perspective, and over competitors of a similar or smaller size that may lack Morgan's extensive experience and resources in this market sector.

Proprietary Rights

Pan American and Morgan regard their intellectual property rights, such as copyrights, trademarks, trade secrets, practices and tools, as important to the success of the combined company. To protect their intellectual property rights, Pan American intends to rely on a combination of trademark and copyright law, trade secret protection, confidentiality agreements and other contractual arrangements with their employees, affiliates, clients, strategic partners, acquisition targets and others. Effective trademark, copyright and trade secret protection may not be available in every country in which the combined company intends to offer its services. The steps taken by Pan American or Morgan to protect their intellectual property rights may not be adequate. Third parties may infringe or misappropriate the combined company's intellectual property rights or the combined company may not be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, other parties may assert infringement claims against the combined company. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding money and debit card processes. Future patents may limit the combined company's ability to use processes covered by such patents or expose the combined company to claims of patent infringement or otherwise require the combined company to seek to obtain related licenses. Such licenses may not be available on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on the combined company's business.

Management of Morgan believes that Morgan's products, trademarks, and other proprietary rights do not infringe on the proprietary rights of third parties and that Morgan has licensed proprietary rights from third parties.

Employees

As of June 25, 2004, Morgan had six (6) full time employees and three (3) part-time employees. Morgan anticipates that the development of its business will require the hiring of additional employees. None of Morgan's current employees are covered by any collective bargaining agreement and Morgan has never experienced a work stoppage. Morgan considers its employee relations to be good. Morgan believes its future success will depend in large part on its continuing ability to attract, train and retain highly skilled technical, sales, marketing and customer support personnel.

Facilities

Morgan's corporate headquarters is located in a 3,200 square foot ("sf") facility at 2280 Trailmate Drive, Suite 101, Sarasota, FL 34243, telephone number: 941-753-2875. This facility is leased, with a base monthly rent of $2,812.62. This lease expires on December 31, 2006.

All leases noted above are automatically renewed for an additional term, unless cancelled by Morgan in writing.

Selected Financial Data

The following selected financial data is obtained from the unaudited financial statements of Morgan, as of December 31, 2003, 2002 and 2001, which are included elsewhere in Exhibit D to this Information Statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and attached financial notes. Audited financial statements for Morgan are expected to be ready for filing at the time of the Closing the Merger Agreement or shortly thereafter.

Morgan for Year Ended

	12/31/2003	12/31/2002	12/31/2001
Revenue	$ 355,872	$ 128,607	$ 47,137
Cost of Goods Sold	$ 191,486	$ 50,072	$ 40,762
Gross Profit (Loss)	$ 164,386	$ 78,535	$ 6,375

Other Expenses	$ 319,104	$ 435,095	$ 31,107
Net Income (Loss)	($ 174,625)	($ 362,371)	$ 24,732
Total Assets	$ 193,549	$ 179,041	$ 1,168
Total Current Liabilities	$ 115,517	$ 64,096	$ 20,450

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations. Planned principal operations of Morgan commenced in 2000, however, to this date Morgan has received limited revenues. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of management of Morgan, Morgan and its activities from its inception through December 31, 2003 fall within the referenced guidelines. Accordingly, Morgan has reported Morgan's activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

During the years ended December 31, 2003 and 2002 and 2001, Morgan sustained a net loss of approximately $ 132,243, $ 287,364, and $ 24,732, respectively. These losses are expected to continue for a presently undetermined time. Morgan's losses in 2000 were minimal due to lack of business operations.

Sales and Revenues. Morgan has four potential sources of sales and revenue: initiation fees, subscription fees, transaction fees and financial "float." Morgan generates income from the sale of the Morgan Stored Value MasterCard, its monthly maintenance fee's associated with keeping the card active and from transaction fees. Additional revenue will be generated at the Independent Voice Recorder ("IVR") when consumers activate their card and "up sell" opportunities at the IVR level for consumers to purchase Discount Health Benefits, Discount Medical Benefits, Road Side Assistance and Vacation offers.

Initial Fees are generated through the sale of Stored Value and debit cards via Internet and retail sales initiatives, whereby Morgan receives money from the purchase of the card.

Hosting and Licensing Fees are charged for the use of proprietary Morgan technology. In a Hosted Agreement, the customer is not required to purchase the technology, but only to pay a per minute or per transaction fee for each use. These fees are defined in a service agreement with the customer that stipulates a minimum monthly fee for the use of the technology and is typically a 2-year term. In a licensing agreement, the customer pays a fee for each product sold, (the product can be sold under the Morgan Beaumont brand, or can be private labeled for the customer), and also pays for any minor changes to the technology required to meet the specific market the customer wishes to address.

Transaction fees are derived from the use and loading of cash of for ATM , debit or Stored Value Cards and monthly maintenance fees associated with keeping ATM , debit or Stored Value Cards active.

Financial float is an additional fee charged for the instant load of cash and convenience of Stored Value, ATM and debit cards. These fees could substantially increase Morgan's income from transaction fees.

Liquidity and Capital Resources. As of December 31, 2003, Morgan had net stockholders' deficit of $444,339. There can be no assurance that Morgan will be able to continue as a going concern or achieve material revenues or profitable operations. Morgan is dependent on the proceeds of future, debt and equity private placement(s) and sufficient cash flow from operations to meet its short-term and long-term liquidity needs. There can be no assurances Morgan will be able to obtain financing in the future or if available, in the amount required or terms satisfactory to Morgan.

Morgan believes it has or will have the necessary capital, from cash flow, to maintain and expand its operations, from its existing operation, for a period of 12 months, although no assurances can be given in this regard.

Risks Related to the Business of Morgan

The following is a summary of some of the risk factors which may have an impact on Morgan's business efforts:

Morgan has a limited operating history in a new and rapidly changing industry. Morgan was formed in July of 2000. Accordingly, Morgan has only a limited operating history on which an evaluation of its prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the sub-prime credit industry. Significant on-going risks include Morgan's ability to:

  expand its subscriber base and increase subscriber revenues;
  compete favorably in a highly competitive market;
  access sufficient capital to support its growth;
  recruit, train and retain qualified employees;
  introduce new products and services; and
  upgrade network systems and infrastructures.

Morgan cannot be certain that it will successfully address any of these risks. In addition, its business is subject to general economic conditions, which may not be favorable for Morgan's business in the future.

Morgan has not been profitable and expect future losses. Morgan incurred net losses of approximately $ 132,243 for its fiscal year ended December 31, 2003. Morgan has not achieved profitability in any quarterly or annual period since inception and expects to continue to incur net losses for the foreseeable future. Although revenues have grown in recent quarters, Morgan cannot be certain that it will be able to sustain these growth rates or that it will obtain sufficient revenues to achieve profitability. Even if Morgan does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. Morgan expects that costs and expenses will continue to increase in future periods, which could negatively affect future operating results.

Morgan Could Be Required to Cut Back or Stop its Operations If it Is Unable to Obtain Needed Funding. Morgan will need to raise additional capital to expand its business, repay indebtedness incurred in connection with upgrading its facilities and meet pre-existing cash obligations through the end of the fourth quarter of 2004. Should Morgan be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that Morgan will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

The Loss of Key Personnel Could Weaken Morgan's Technical and Operational Expertise, Delay Entry into New Markets and Lower the Quality of its Service. Morgan's success depends on the continued efforts of its senior management team and its technical, marketing and sales personnel. Morgan also believes that to be successful it must hire and retain highly qualified personnel. Competition in the recruitment of highly qualified personnel in the sub-prime credit industry is intense. Hiring employees with the skills and attributes required to carry out its strategy can be time consuming. Morgan may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If Morgan loses the services of key personnel or is unable to attract additional qualified personnel, its business could be materially and adversely affected. Morgan does not have key-man life insurance.

Security and Privacy Breaches of Morgan's Electronic Transactions May Damage Customer Relations and Inhibit Morgan's Growth. Any failures in Morgan's security and privacy measures could have a material adverse effect on its business, financial condition and results of operations. Morgan electronically transfers large sums of money and stores personal information about consumers, including bank account and credit card information, social security numbers and merchant account numbers. If Morgan is unable to protect or consumers perceive that Morgan is unable to protect, the security and privacy of its electronic transactions, Morgan's growth and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may:

  cause Morgan's customers to lose confidence in its services;
  deter consumers from using its services;
  harm Morgan's reputation;
  expose Morgan to liability;
  increase Morgan's expenses from potential remediation costs; and
  decrease market acceptance of electronic commerce transactions.

While management of Morgan believes that it has utilized proven applications designed for premium data security and integrity to process electronic transactions, there can be no assurance that Morgan's use of these applications will be sufficient to address changing market conditions or the security and privacy concerns of existing and potential subscribers.

The Market for Electronic Commerce Services is Evolving and May Not Continue to Develop or Grow Rapidly Enough For Morgan to Remain Consistently Profitable. If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue to adopt Morgan's products and services, it could have a material adverse effect on Morgan's business, financial condition and results of operations. Management believes future growth in the electronic commerce market will be driven by the cost, ease-of-use and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain Morgan's profitability, consumers and businesses must continue to adopt its products and services.

If Morgan Does Not Respond to Rapid Technological Change or Changes in the Industry Standards, Its Products and Services Could Become Obsolete and It Could Lose its Existing and Future Customers. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, Morgan's existing product and service offerings, proprietary technology and systems may become obsolete. Further, if Morgan fails to adopt or develop new technologies or to adapt our products and services to emerging industry standards, Morgan may lose current and future customers, which could have a material adverse effect on Morgan's business, financial condition and results of operations. The electronic commerce industry is changing rapidly. To remain competitive, Morgan must continue to enhance and improve the functionality and features of our products, services and technologies.

Market for Morgan's Common Equity and Related Stockholders Matters

Market Information

The Common Stock of Morgan is not listed on a public market.

Holders of Common Stock

As of June 25, 2004, Morgan has 34 stockholders of record holding 102,067,050 shares of common stock of Morgan.

Dividend Policy

Morgan has not declared or paid any cash dividends since inception. Although there are no restrictions that limit ability to pay dividends on its common shares, Coronation intends to retain future earnings, if any, for use in the operation and expansion of its new business adopted in connection with the merger and does not intend to pay any cash dividends in the foreseeable future.

No Equity Compensation Plan

Morgan does not have an equity compensation plan at this time.

Reports to Securities Holders

Morgan is currently not required to file annual, quarterly and special reports, proxy statements and other information with the SEC as it is not registered under the Securities Act of 1934.

Legal Proceedings

Morgan is routinely involved in various lawsuits and legal matters on an ongoing basis as a result of day to day operations; however, Morgan does not believe that the ultimate resolution of these matters will have a material adverse effect on Morgan or its business.

Changes and Disagreements with Accountants

Morgan has had no change in, or disagreements with its principal independent accountant since its inception.

FORWARD LOOKING INFORMATION

Certain statements included in this Information Statement regarding Pan American and Morgan, which are not historical facts, are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of Pan American and Morgan after the

Merger. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of Morgan's sales strategies, market acceptance of Morgan's products and services, Morgan's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing and technological developments by Morgan's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

ELECTION OF DIRECTORS

The current officers of Pan American will resign their positions with Pan American at the closing of the Merger and the five new directors will be elected by the stockholders pursuant to this Information Statement. The current directors and officers of Pan American are as follows:
Name	Age	Position	Since

Scott C. Houghton	35	President and	2000
		Director

Korina Houghton	35	Secretary/treasurer and	2002
		Director

Arnold Howardson	58	Senior Vice-President	2002

Scott C. Houghton. Scott C. Houghton was appointed as a director and as president on May 26, 2000. Mr. Houghton holds a Mechanical Engineering degree from the University of New Brunswick. From December 1997 to May 2000, Mr. Houghton was the president and a director of Universal Domains Incorporated (formerly Four Crown Foods Inc.) a wholesale distributor of seafood products and public company that trades on the OTC Bulletin Board. From March 1995 to September 1997, Mr. Houghton worked as the vice president of corporate relations for A.A.N. Holdings, Ltd, a corporate management company. Besides his work with the Company since May of 2000, Mr. Houghton has been working as an unpaid campaign coordinator for the Liberal Party in Canada and managing his personal investment portfolio.

Korina Houghton. Korina Houghton received her Bachelor of Science Degree from the University of New Brunswick in 1993 and has held a number of communications and environmental planning positions throughout British Columbia. In addition, she is active in a number of charitable foundations and established The Foundation of Hope for Children's Hospitals, a BC based charity, in 1998.

Information Concerning Nominees

The following nominees of Morgan are expected to become executive officers and directors of Pan American at the closing of the Merger.

Name	Age	Expected Position

Erik Jensen	45	COO and Director
Kenneth Craig	49	Secretary and Director
Cliff Wildes	53	President and Director
Rod Braido	59	Director
Mark Brewer	46	Director

The following describes the principal occupation of each proposed officer and director of Morgan:

Erik Jensen - Chief Operating Officer, Director and President. Co-founder of Typhoon Voice Technologies Inc. Mr. Jensen has been involved in a number of technology start-up companies which he has co-founded and sold over the past 15 years. These include, Mountain West Security Corporation, where Mr. Jensen acted as Co-founder, Vice President of Operations and President. Mr. Jensen has extensive experience in the telecommunications industry and related technologies. He was Product Manager, Technical Marketing Manager and Director of Professional Services of Callware Technologies and Comdial Corporation. As President of Typhoon he is responsible for product development and definition of engineering specifications for use by the engineering team. He is also responsible for the development and management of sales and marketing efforts for a dealer channel of approximately 1,800 independent companies authorized to sell the Active Manager Product line, as well as negotiating and writing specifications for all OEM projects.

Kenneth Craig - Chief Financial Officer and Director. Mr. Craig has an extensive background in the operations of public and private companies, having served as CEO and President, or Vice President of various companies, for the past 20 years. These companies include, ICT Worldwide, Inc. where he acted as Vice President,which required extensive international travel and interface with Foreign Governmental Ministries and the Business and Trade Divisions of the U.S. Embassy; Global Resources Group, Inc. where he served as CEO for their public registration, PPM, as well as conducted in-depth interface with SEC. Additionally, he is the past CEO and President of Divot Golf Corporation, Miller Golf Products and Renaissance Golf Products, Inc. Mr. Craig was Division President of Wiltel Communications a Williams Company and is a licensed attorney in Mississippi and Texas.

Clifford Wildes - Chief Executive Officer, Director and Founder. Mr. Wildes has over 20 years of executive management experience in private and public companies. Prior to serving in roles as CEO, COO, CFO, President and Founder of Morgan, Mr. Wildes was CEO and Founder of several companies within the hi-tech sector, as well as business consulting services. Mr. Wildes is the former founder and CEO of Microtech International Inc., a private company that he sold to a Japanese public company in 1995, now a subsidiary of SCM Microsystems (NASDAQ:SCMM). He was also the founder and CEO of Nova Interactive Inc., which he sold to a public company in 1997. From 1997 to 2001 Mr. Wildes consulted, or has been employed with, various public companies holding positions as their CEO, COO and Vice President, interfacing with SEC and managing the operations of those companies.

Rob Braido - Vice President and Director. Mr. Braido has over 25 years of experience in the Computer Hardware and Semiconductor Industries. Currently, Mr. Braido is Vice President of Morgan, heading up the west coast office of Morgan. Mr. Braido was most recently Vice President of Strategic Programs at Bell Microproducts (NASDAQ:BELM). Mr. Braido was a partner in Meridian Capital, Inc. Mr Braido served as a Chief Executive Officer of Morgan in the company's start up stage. In 1998 Mr. Braido, as the founder, held the positions of President and Chief Executive Officer of NetAttach, Inc. VA Linux System of Santa Clara, Ca, acquired NetAtach in April of 2000, (NASDAQ: LNUX). Prior to founding NetAttach, Mr. Braido became Senior Vice President of computer product sales and Senior Vice President and general manager of Bellstor Memory Systems, a division of Bell Microproducts. From 1989 to 1996, Mr. Braido was Vice President of world wide Sales and general manager of the systems division of SyQuest Technology. Mr. Braido worked with Mr. Wildes when he was Vice President of Sales and Chief Operating Officer with Microtech International Inc., (NASDAQ:SCMM). Prior to 1987 Mr. Braido served with National Semiconductor (NASDO: NSM), for over 10 years, in a number of sales management roles.

Mark Brewer - Director. Mr. Brewer has served as the Marketing Director for One World Nutrition, a nutritional supplement company, since January 2003. He is the Managing Director of Novus Capital Investment Fund. Since May of 2002, he has served as Vice President of Lighthouse II, Inc., a marketing company. He has also served as President of HydroMaid International, manufacturers of water-powered disposal units.

No Audit, Nominating and Compensation Committees

The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions. In the future, Pan American intends to establish audit, compensation and nominating committees and adopt such other corporate governance functions as it believes appropriate and necessary for the protection of investors. Currently, each of these functions is being performed by the board of directors as a whole, none of whom are independent. Each committee, when established, will have a majority of independent directors.

Pan American currently has no independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market (although Pan American's Common Stock is not listed there), nor will Pan American have any independent directors following the appointment of the new directors. Pan American intends to form a nominating committee in the future. At that time, it will adopt a nominating committee charter. At this time, Pan American does not have any policy with regard to the consideration of any director candidates recommended by security holders. Pan American believes that the establishment of such a policy is within the purview of a nominating committee. Similarly, Pan American does not have any specific qualifications for membership on the nominating committee or for a nominee to the board of directors at this time, although it expects that the nominating committee may implement such policies in the future and it is for this reason that Pan American does not know whether there will be any difference in the manner in which the nominating committee will evaluate nominees to be a director based on whether the nominee is recommended by a security holder or otherwise. The directors listed above represent persons selected by Mogan Beaumont as part of the Merger Agreement and negotiated with prior management of Pan American. At this time, Pan American does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the board of directors. Pan American has not received any requests from any security holder recommending any nominees to its board of directors.

Information Concerning Current Board of Director Operations

The board of directors of Pan American held six meetings during the last fiscal year. All directors were in attendance at board and stockholder meetings held by Pan American during the last fiscal year. Pan American does not have a written policy with regard to board members' attendance at annual meetings.

The current board of directors of Pan American will be replaced on closing the Merger with a new slate of directors selected by Morgan Beaumont. No member of the current board of directors has refused to stand for re-election or is choosing to resign as a result of a disagreement with Pan American related to its operations, policies or practices.

Although Pan American does not currently have a process for security holders to send communications to the board of directors, the Company believes that such communication is an important corporate governance step and it intends to implement such a process as soon as practicable.

Executive Compensation.

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No amounts have been paid to directors of Pan American in such capacity since inception. Officers and directors of Pan American are reimbursed for any out-of-pocket expenses incurred by them on behalf of Pan American. As of April 15, 2004, executive of Pan American have not received any compensation, either directly or indirectly for their services as directors and executive officers of Pan American. Executive compensation is subject to changes concurrent with Pan American's requirements.

Scott Houghton, however, has earned compensation pursuant to services performed on behalf of Pan American, relating to the manufacture and marketing of Pan American's products, as reflected below. As of April 15, 2004, Scott Houghton has not earned compensation that remains unpaid.

The following table sets forth information relating to the compensation paid by Pan American in each of the last three fiscal year to: (i) its Chief Executive Officer; and (ii) each of its executive officers whose annual compensation exceeded $100,000 during this period.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All other Compen- sation
Scott Houghton, President, CEO and Director (1)	2001 2002 2003	Nil Nil Nil	Nil Nil $50,000	Nil Nil Nil	Nil 975,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Notes:	(1)	Annual compensation is based on fiscal years ended August 31, 2003, 2002, and 2001, respectively, and paid by Pan American according to actual time and services performed relating to the manufacture and marketing of Pan American products.

The following table sets forth the annual salary for each executive officer of Pan American which will be in effect as of the Closing of the Merger:
Name	Office	Annual Salary 2004 (projected)
Ken Craig	CFO	$150,000(1)(2)
Clifford Wildes	CEO	$150,000(1)(2)
Erik Jensen	COO	$ 78,000(1)(2)
Notes: (1)	The definitive compensation of Pan American officers will be determined by the Board of Directors of Pan American post-Closing of the Merger.
(2)	Excluding any performance bonuses earned as discussed below.

As a term of the Merger Agreement Pan American will assume the existing employment agreements of Morgan with Messrs. Rod Braido, Rosie Craig, James Smith, Erik Jensen, Cliff Wildes, Ken Craig, Gary Gealy, Don Craig and Ms. Linda Sheppard. As of April 1, 2002, Morgan entered into employment agreements with Clifford Wildes as Chief Executive Officer and Ken Craig as Chief Financial Officer (modified in Board of Directors meeting in 2003). The agreements are effective until December 31, 2007, at which point, they can be automatically renewed, each succeeding two years for two-year periods, unless otherwise terminated pursuant to the agreements. Pursuant to these agreements, Messrs. Wildes and Craig will each receive $12,500 per months as salary, extensive executive benefit packages, bonus packages and 10% commissions on all gross profits resulting from joint ventures or mergers and 5% of the net residual income received each month. The employment agreements also provide various employee benefits such as major medical and health plans, leave time, reimbursement of all necessary expenses and participation in employee benefit plans to the extent of eligibility. The agreements also contain certain provisions regarding anti-dilution of stock holdings, termination, confidentiality and non-competition.

Pursuant to their employment agreements, Mr. Don Craig and Ms. Linda Sheppard have received a salary of $3,750 per month respectively, as well as, 50,000 common shares in the capital stock of Morgan as a signing bonus. Additionally, Mr. Craig has received 10,000 common shares to be vested per month, for a period of 12 months, for a total of 120,000 common shares. Ms. Sheppard has received 20,000 common shares vesting each month, for a period of 12 months, for a total of 240,000 common shares. Ms. Sheppard will enter into a new employment contract with Morgan for a salary of $4,000 per month and a 15% commission on gross profits over $10,000 and 1% commission on house accounts.

Pursuant to their employment agreements, Messrs. Jensen, Gealy and Smith will receive, when working full-time, $6,500 per month, $5,000 per month and $6,500 per month, respectively. They have each received 20,000 common shares per month on part-time status for the period of time from January 2004 - May 31 2004. Messrs. Jensen, Gealy and Smith have agreed to modify their existing full time employment contracts to reflect a small increase in base pay with participation in any and all future benefit packages and stock plans in lieu of commissions each were entitled to under their previous employment agreement with Morgan.

Pursuant to their employment agreements, Mr. Braido and Ms. Rosie Craig will receive, when on full-time status, $4,000 per months each. Mr. Braido will receive $2,000 per months, when part-time, as well as a commission of 15% of gross profits over $30,000 and 2% of gross profits on house accounts. Ms. Craig's part-time salary is to be accrued at her previous rate.

Board of Directors Report on Executive Compensation

The Board of Directors of Pan American will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Pan American. The goals of Pan American are to align compensation with business objectives and performance and to enable Pan American to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Pan American. Pan American will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, Pan American may set up a pension plan or similar retirement plans.

Pan American has no pension, health, annuity, insurance, profit sharing or similar benefit plans. Pan American will assume any and all pension, health, annuity, insurance, profit sharing or similar benefit plans in place by Morgan at the Closing of the Merger.

Stock Options

Pan American has stock options outstanding entitling the holders thereof to purchase a total of up to 3,357,500 shares of common stock in Pan American. The details of these options are as follows:

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Outstanding	Exercise or Base Price ($/Sh)	Expiration Date
Scott Houghton President, CEO and Director	975,000	29.03%	$ 2.50	September 9, 2004
Korina Houghton Secretary, Treasurer, CFO and Director	125,000	3.72%	$ 2.50	September 9, 2004
Arnold Howardson Vice-President	1,000,000	29.78%	$ 2.50	September 9, 2004
Non Director, Officer or Control Persons	1,257,500	37.45%	$ 2.50

The Board of Directors and Majority of Stockholders have also recently adopted and approved a new inventive stock option plan (the "Plan") providing for the granting of stock options to officers, directors, employees and key consultants of Pan American and any of its future subsidiaries of affiliates. It is expected that the Plan will be registered on Form S-8 with SEC, if and when the Form S-8 is available to Pan American.

Exercise of Stock Options and Year End Option Values

No stock options were exercised by Pan American's officers, directors or employees during the financial year ended August 31, 2003. A total of 40,000 options were exercised at $2.50 per share by consultants during the fiscal year ended August 31, 2003. None of the options held by Pan American's named executives were "In-the-Money" at the fiscal year ended August 31, 2003.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

No cash compensation was paid to Pan American's directors for this director's services as a director during the fiscal year ended August 31, 2003. Pan American does not have a standard arrangement pursuant to which its directors are to be compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options. The board of directors may award special remuneration to any director undertaking any special services on behalf of Pan American other than services ordinarily required of a director. Other than indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment or Change of Control

There are no compensatory plans or arrangements, including payments to be received from Pan American, with respect to anyone which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with Pan American or its subsidiaries, or any change in control of Pan American, or a change in the person's responsibilities following a changing in control of Pan American; whether the value of such compensation exceeds $100,000 per executive officer.

Familial Relationships

Other than Messrs Don Craig and Ken Craig who are father and son, and Rosie Craig who is the wife of Ken Craig and Daughter in-law to Don Craig, there is no familial relationship by or between any member of the proposed Board of Directors and officers of Pan American. Mr. Scott Houghton and Korina Houghton, members of the current board of directors are husband and wife.

Significant Employees

Pan American currently has no significant employees other than our officers and directors. Pan American currently conducts its business through agreements with consultants and arms-length third parties.

Involvement in certain legal proceedings

Except as indicated below and/or hereinbefore, to the knowledge of Management, during the past five years, no present or former director, executive officer, or person nominated to become a director or executive officer of Pan American:

  filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

  was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

  was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
  was found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

Audit Committee Financial Expert

Pan American does not have an audit committee financial expert serving on the Board of Directors or an audit committee. The current board of directors of Pan American did not believe that the addition of such an expert would add anything meaningful to its company at this time. They also thought it would be unlikely that they would be able to attract an independent financial expert to serve on Pan American's Board of Directors at this stage of the company's development.

Under the applicable SEC standards, an audit committee financial expert means a person who has the following attributes:

  understanding of generally accepted accounting principles and financial statements;
  ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
  understanding of internal controls and procedures for financial reporting; and
  understanding of audit committee functions.

The SEC has only recently introduced the requirement to disclose whether a company has an independent financial expert on its audit committee. This requirement was one of the rule changes implemented as a result the Sarbanes Oxley Act introduced in August 2002. Pan American expects its new board of directors to revisit this issue once it has completed the Merger.

Certain Relationships and Related Transactions

There have been no transactions by Pan American within the last two years where a director, officer or shareholder of Pan American, had a direct or indirect interest other than consulting and other expenses owed to Scott Houghton for various services provided to Pan American.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Pan American's directors and executive officers and persons who own more than 10 percent of a registered class of Pan American's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Pan American. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish Pan American with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to Pan American, none of the officers, directors or 10 percent stockholders of Pan American were delinquent in any necessary filings under Section 16(a).

Indemnification

The Nevada Revised Statutes contain provisions for indemnification of the officers and directors of Pan American. The Bylaws require Pan American to indemnify such persons to the full extent permitted by law. The Bylaws with certain exceptions, eliminate any personal liability of a director to Pan American or its stockholders for monetary damages to Pan American or its stockholders for gross negligence or lack of care in carrying out the director's fiduciary duties. Nevada law permits such indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of Pan American. A director or officer must be indemnified as to any matter in which he successfully defends himself.

The officers and directors of Pan American are accountable to the stockholders of Pan American as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling Pan American's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where Pan American has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Pan American, due to a breach of fiduciary duty by an officer or director of Pan American in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from Pan American.

Pan American may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of Pan American in most cases for any liability suffered by them or arising out of their activities as officers and directors of Pan American, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. Pan American has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Pan American may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not Pan American would have the power to indemnify such persons.

INDEPENDENT ACCOUNTANTS

Pan American's current auditor is the firm of Morgan & Company. During the past two years there have been no changes in, or disagreements with, accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

Pan American files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that Pan American files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows Pan American to "incorporate by reference" the information it files with them, which means that Pan American can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information Pan American incorporates by reference is an important part of this Information Statement. Subsequent information that Pan American files with SEC will automatically update and supersede this information.

Pan American incorporates by reference the following documents filed by Pan American pursuant to the Securities Exchange Act of 1934 any future filings Pan American makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless Pan American has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning Pan American at the following address:

Pan American Energy Corp.
6644 North Ocean Boulevard
Ocean Ridge, Florida 33435
Telephone: 604-632-0068

You should rely only on the information Pan American has provided or incorporated by reference in this Information Statement or any supplement. Pan American has not authorized any person to provide information other than that provided here. Pan American has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott Houghton

Scott Houghton

President and C.E.O.

EXHIBIT "A"

NEVADA ARTICLES OF MERGER OR EXCHANGE

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A)	Office Use Only:

Important: Read attached instructions before completing form.

Articles of Merger (Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b)) - Remit in Duplicate -
Important: Read instructions before completing form

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200): Morgan Beaumont, Inc. Name of merging entity

Florida Jurisdiction	Corporation Entity type *
and,
Pan American Energy Corp. Name of surviving entity
Nevada Jurisdiction	Corporation Entity type *

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190): Attn: Not Applicable c/o: Not Applicable
3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). -60-
* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 2

4) Owner's approval (NRS 92A.200)(options a, b, or c may be used for each entity):

(a) Owner's approval was not required from:

________________________________________________________________________
Name of merging entity, if applicable

and, or;

________________________________________________________________________
Name of surviving entity, if applicable

(b) The plan was approved by the required consent of the owners of *:

     Morgan Beaumont, Inc.
Name of merging entity, if applicable

and, or;

    Pan American Energy Corp.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 3

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

________________________________________________________________________
Name of merging entity, if applicable

and, or;

________________________________________________________________________
Name of surviving entity, if applicable

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 4

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

1. THE NAME OF THE CORPORATION SHALL BE CHANGED TO MORGAN BEAUMONT,

INC.

6) Location of Plan of Merger (check a or b):

_____ (a) The entire plan of merger is attached;

or,

  X   (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity
               (NRS 92A.200).

7) Effective date (optional)**: _______________________________

 * Pursuant to NRS 92A.180 (merger of subsidiary into parent  - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. A resolution specifying the new changes or a form prescribed by the secretary of state must accompany the amended and restated articles.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 5

8) Signatures  - Must be signed by:

An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*:

   MORGAN BEAUMONT, INC.
Name of merging entity

                                                        PRESIDENT                                      /      /2004
Signature                                              Title                                             Date

   PAN AMERICAN ENERGY CORP.
Name of surviving entity

                                                        PRESIDENT                                      /      /2004
Signature                                             Title                                              Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

EXHIBIT "B"

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

MORGAN BEAUMONT, INC. (FLORIDA)

AND

PAN AMERICAN ENERGY CORP. (NEVADA)

Dated as of May 10, 2004

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 10, 2004 by and among Pan American Energy Corp., a Nevada corporation ("PAEC") and Morgan Beaumont, Inc., a Florida corporation ("MBI").

The parties agree as follows:

1.     THE MERGER.

1.1     The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, MBI shall be merged into PAEC (the "Merger"), the separate corporate existence of MBI shall cease and PAEC shall continue as the surviving corporation. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2     Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than forty (40) business days following satisfaction or waiver of the conditions set forth in Section 6, at the offices of Venture Law Corporation, 618 - 688 West Hastings Street, Vancouver, British Columbia, V6B 1P1, unless another place or time is agreed to in writing by MBI and PAEC. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) in the form attached hereto as Exhibit A with the Secretary of State of the State Nevada and the Secretary of State of Florida (the "Merger Articles"), in accordance with the applicable provisions of Nevada and Florida law (the later time of acceptance by the Secretary of State of the State of Nevada or the Secretary of State of Florida of such filing being referred to herein as the "Effective Time").

1.3     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada and Florida law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of MBI and PAEC shall vest in the Surviving Corporation, and all debts, liabilities and duties of MBI and PAEC shall become the debts, liabilities and duties of the Surviving Corporation.

1.4     Articles of Incorporation, Bylaws. The Certificate of Incorporation and Bylaws of Surviving Corporation shall be the Certificate of Incorporation and Bylaws of PAEC.

1.5     Directors and Officers. Directors of the Surviving Corporation immediately after the Effective Time shall consist of five members. Four nominee directors selected by MBI and one nominee selected by PAEC, each director to hold the office in accordance with the provisions of applicable laws and the Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of Surviving Corporation immediately after the Effective Time shall be Cliff Wildes, President, Kenneth Craig, Secretary, Cliff Wildes, Treasurer, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

1.6     Conversion of PAEC and MBI Common Stock.

  At the Effective Time, for every seven point eight five one three (7.8513) shares of MBI Common Stock, par value $1.00 per share ("MBI Common Stock"), upon the terms and subject to the conditions set forth below shall be converted automatically into one share (the "Exchange Ratio") of Surviving Corporation Common Stock par value $0.001 per share ("Newco Common Stock"). An aggregate total of approximately thirteen million (13,000,000) shares of Newco Common stock will be issued for all of the issued and outstanding MBI Common Stock. Accordingly, at the Effective Time, the Shareholders of MBI will hold approximately 33% of the issued shares of the Newco Common Stock in the Surviving Corporation.

  At the Effective Time, any outstanding options or warrants (collectively, "MBI Options") to acquire MBI Common Stock, will be, in connection with the Merger, assumed by Surviving Corporation. Each MBI Option so assumed or replaced by Surviving Corporation under this Agreement shall continue to have, and be subject to, the same terms and conditions, including vesting (if applicable), set forth in the respective MBI Option agreements immediately prior to the Effective Time, except that (A) such assumed or replaced MBI Options will be exercisable for that number of whole shares of Newco Common Stock equal to the product obtained by multiplying the number of shares of MBI Common Stock that were issuable upon exercise of such assumed or replaced MBI Option immediately prior to the Effective Time, by the Exchange Ratio, rounded down to the nearest whole number of shares of Newco Common Stock and (B) the per share exercise price for the shares of Newco Common Stock issuable upon exercise of such assumed or replaced MBI Option shall be equal to the quotient obtained by dividing the exercise price per share of Newco Common Stock at which such assumed or replaced MBI Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that any MBI Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), shall remain "incentive stock options" following the Effective Time. MBI Options shall be assumed in accordance with the rules of Section 424(a) of the Code, and the regulations promulgated thereunder, and such rules shall apply even with respect to options that are not "incentive stock options."

  The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MBI Common Stock or PAEC Common Stock), reorganization, recapitalization or other like charge with respect to MBI Common Stock or PAEC Common Stock occurring after the date hereof.

  No fractional share of PAEC Common Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of PAEC Common Stock.

  Each share of Common Stock of PAEC issued and outstanding immediately prior to the Effective Time shall be convertable into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of PAEC evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

  At the Effective Time, any outstanding options or warrants (collectively, "PAEC Options") to acquire PAEC Common Stock, will be, in connection with the Merger, assumed by the Surviving Corporation. Each PAEC Option so assumed or replaced by the Surviving Corporation under this Agreement shall continue to have, and be subject to, the same terms and conditions, including vesting (if applicable), set forth in the respective PAEC Option agreements immediately prior to the Effective Time.

1.7     Surrender of Certificates.

  Exchange Agent. The Corporate Secretary of PAEC shall serve as exchange agent (the "Exchange Agent") in the Merger.
  MBI to Provide Common Stock. Promptly after the Effective Time, MBI shall make available to the Exchange Agent for exchange in accordance with this Section, the shares of MBI Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Newco Common Stock.
  Exchange Procedures. On or after the Closing Date, the holders of MBI Common Stock will surrender the certificates representing their MBI Common Stock (the "MBI Stock Certificate") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that the Exchange Agent reasonably requests. Promptly following the Effective Time, Exchange Agent will cause to be issued stockholders certificates for the number of shares of Newco Common Stock to which such stockholders are entitled pursuant to Section 1.6.
  Transfers of Ownership. If any certificate for shares of Newco Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered or if any cash is to be delivered to a person other than the person whose name is on the certificate surrendered, it will be a condition to the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to MBI or any agent designated by it any transfer or other taxes required by reason or the issuance of a certificate for shares of Newco Common Stock or the delivery of any cash in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the Exchange Agent or any agent designated by it that such tax has been paid or is not payable.

  No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of MBI Common Stock or PAEC Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8     No Further Ownership Rights in PAEC Common Stock. All shares of Newco Common Stock issued upon the surrender for exchange of shares of MBI Common Stock in accordance with the terms hereof, and any cash paid in respect thereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of MBI Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of MBI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, MBI Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

1.9     Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of MBI Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6; provided, however, that the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond or indemnity in such sum as it may reasonably direct against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10     Tax Consequences. It is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger.

1.11     Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MBI, the officers and directors of MBI and PAEC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

2.     REPRESENTATIONS AND WARRANTIES OF MBI

MBI represents and warrants to PAEC, subject to such exceptions as are specifically disclosed in the MBI Disclosure Schedule (referencing the appropriate section and paragraph numbers) supplied by MBI to PAEC (the "MBI Disclosure Schedule") and dated as of the date hereof, as follows:

2.1     Organization of MBI. MBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. MBI has the corporate power to own its properties and to carry on its business. MBI has delivered a true and correct copy of its Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws, each as amended to date, to PAEC. Cliff Wildes, Erik Jensen, Rod Braido, Jim Smith, Mark Brewer and Ken Craig are all of the directors and officers of MBI.

2.2     Authority. MBI has all requisite corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of MBI except that the Merger must be approved by the stockholders of MBI. This Agreement has been duly executed and delivered by MBI and constitutes, and the Related Agreements, when duly executed and delivered by MBI, will constitute the valid and binding obligations of MBI, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

2.3     Capital Structure of MBI.

  The authorized capital stock of MBI consists of 150,000,000 shares of authorized Common Stock, par value $1.00 per share, of which 102,067,050 shares are issued and outstanding. All outstanding shares of MBI Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of MBI or any agreement to which MBI is a party or by which it is bound and have been issued in compliance with federal and state securities laws. MBI has no other capital stock authorized, issued or outstanding.

  MBI has no outstanding stock options granted as of April 15, 2004.

2.4     Subsidiaries. MBI has one wholly owned subsidiary company, Typhoon Voice Technologies, Inc. Morgan also had an interest in MBISD, LLC. which has been abandoned by Morgan. Other than the foregoing, MBI never had any other subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Morgan has maintained the assets and liabilities of the account as disclosed on the attachment of scheduled liabilities.

2.5     Conflict. The execution and delivery of this Agreement and any Related Agreements to which it is a party by MBI do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of MBI, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which MBI or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MBI its respective properties or assets.

2.6     Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with MBI (so as not to trigger any Conflict), is required by or with respect to MBI in connection with the execution and delivery of this Agreement and any Related Agreements to which MBI is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Florida.

2.7     MBI Financial Statements. MBI has provided PAEC with a copy of it's unaudited balance sheets as of December 31, 2003 and March 31, 2004 and the related unaudited statements of operations, stockholders' equity and cash flow for the periods then ended (the "Unaudited Financials"). The Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The unaudited Financials present fairly the financial condition, operating results and cash flows of MBI as of the dates and during the periods indicated therein.

2.8     No Undisclosed Liabilities. MBI does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

2.9     Restrictions on Business Activities. Other than license and other restrictions included in agreements entered into in the ordinary course of business, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which MBI is a party or otherwise binding upon MBI which has or may have the effect of prohibiting or impairing any business practice of MBI or the Surviving Corporation, any acquisition of property (tangible or intangible) by MBI or the Surviving Corporation or the conduct of business by MBI or the Surviving Corporation.

2.10     Agreements, Contracts and Commitments. MBI is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which MBI is a party or by which it is bound (collectively a "Contract"), nor is MBI aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. MBI has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

2.11     Litigation. There are no undisclosed actions, suits or proceedings of any nature pending, to MBI's knowledge, threatened, against MBI, its properties or any of its officers or directors, nor, to the knowledge of MBI, is there any reasonable basis therefore. There is no investigation pending or, to MBI's knowledge threatened, against MBI, its properties or any of its officers or directors (nor, to the best knowledge of MBI, is there any reasonable basis therefore) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of MBI to conduct its operations as presently or previously conducted.

2.12     Minute Books. The minutes of MBI made available to counsel for PAEC are the only minutes of MBI and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of MBI and its shareholders or actions by written consent since the time of incorporation of MBI.

2.13     Brokers' and Finders' Fees: Third Party Expenses. MBI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

2.14     Compliance with Laws. MBI has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

2.15     Complete Copies of Materials. MBI has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by PAEC or its counsel.

2.16     Representations Complete. None of the representations or warranties made by MBI (as modified by the MBI Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by MBI pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of MBI for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.     REPRESENTATIONS AND WARRANTIES OF PAEC.

PAEC represents and warrants to MBI, subject to such exceptions as are specifically disclosed in the PAEC Disclosure Schedule (referencing the appropriate Section and paragraph numbers) supplied by PAEC to MBI (the "PAEC Disclosure Schedule") and dated as of the date hereof, as follows:

3.1     Organization of PAEC. PAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. PAEC has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of PAEC to consummate the transactions contemplated hereby. PAEC has delivered a true and correct copy of its Articles of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws, each as amended to date, to MBI. Scott Hougton and Korina Hougton are the only directors and officers of PAEC.

3.2     Authority. PAEC has all requisite corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PAEC except that the Merger must be approved by the stockholders of PAEC. This Agreement has been duly executed and delivered by PAEC and constitutes, and the Related Agreements, when duly executed and delivered by PAEC, will constitute the valid and binding obligations of PAEC, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3     Capital Structure of PAEC.

  The authorized stock of PAEC consists of 170,000,000 shares of common stock with a par value of 0.001 per share; and 25,000,000 shares of preferred stock with a par value of $0.001 per share, of which 60,325,000 shares are issued and outstanding. All outstanding shares of PAEC Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of PAEC or any agreement to which PAEC is a party or by which it is bound and have been issued in compliance with federal and state securities laws. PAEC has no other capital stock authorized, issued or outstanding.

  PAEC has outstanding stock options granted outstanding as of May 5, 2004 entitling the holders thereof to purchase a total of up to 3,357,500 shares of PAEC Common Stock all of which is exerciseable until September 9, 2004, at an exercise price of $ 2.50 per share (the "PAEC Options"). PAEC has also adopted a new stock option plan and has reserved, but not granted, options to purchase 4,000,000 shares of Common Stock pursuant to the PAEC 2004 Stock Option Plan (the "PAEC Option Plan"). Other than the foregoing, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which PAEC or any of its stockholders is a party or by which PAEC or any of its stockholders is bound obligating PAEC or any of its stockholders to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of PAEC. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to PAEC. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of PAEC.

  The Pan American Energy Corp. Common Stock has been duly approved for quotation on the NASD OTC Bulletin Board under the Stock Symbol "PAEY".

3.4     Subsidiaries. PAEC has one subsidiary company, August Research Corporation. Other than August Research Corporation, PAEC never had, any other subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

3.5     Conflict. The execution and delivery of this Agreement and any Related Agreements to which it is a party by PAEC do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of PAEC, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which PAEC or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PAEC or its properties or assets.

3.6     Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with PAEC (so as not to trigger any Conflict), is required by or with respect to PAEC in connection with the execution and delivery of this Agreement and any Related Agreements to which PAEC is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Merger Articles with the Secretary of State of the Nevada.

3.7     PAEC Financial Statements. PAEC has furnished MBI with a true and complete copy of audited balance sheets as of December 31, 2003 and the related audited statements of operations, stockholders' equity and cash flow for the periods then ended (the "PAEC Audited Financials"). The PAEC Audited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The PAEC Audited Financials present fairly the financial condition, operating results and cash flows of PAEC as of the dates and during the periods indicated therein.

3.8     No Undisclosed Liabilities. PAEC does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

3.9     Restrictions on Business Activities. Other than license and other restrictions included in agreements entered into in the ordinary course of business, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which PAEC is a party or otherwise binding upon PAEC which has or may have the effect of prohibiting or impairing any business practice of PAEC or the Surviving Corporation, any acquisition of property (tangible or intangible) by PAEC or the Surviving Corporation or the conduct of business by PAEC or the Surviving Corporation.

3.10     Agreements, Contracts and Commitments. Other than disclosed in the attached PAEC Disclosure Schedule Item 3.10, PAEC is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which PAEC is a party or by which it is bound (collectively a "Contract"), nor is PAEC aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. PAEC has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals as are required in connection with the Merger.

3.11     Litigation. Other than disclosed in the attached PAEC Disclosure Schedule Item 3.11, there is no action, suit or proceeding of any nature pending, or, to PAEC's knowledge, threatened, against PAEC, its properties or any of its officers or directors, nor, to the knowledge of PAEC, is there any reasonable basis therefor. There is no investigation pending or, to PAEC's knowledge threatened, against PAEC, its properties or any of its officers or directors (nor, to the best knowledge of PAEC, is there any reasonable basis therefore) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of PAEC to conduct its operations as presently or previously conducted.

3.12     Minute Books. The minutes of PAEC made available to counsel for MBI are the only minutes of PAEC and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of PAEC and its shareholders or actions by written consent since the time of incorporation of PAEC.

3.13     Brokers' and Finders' Fees: Third Party Expenses. PAEC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

3.14     Compliance with Laws. PAEC has complied with in all material respects, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

3.15     Complete Copies of Materials. PAEC has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by MBI or its counsel.

3.16     Representations Complete. None of the representations or warranties made by PAEC (as modified by the PAEC Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by PAEC pursuant to this Agreement or finished in or in connection with documents mailed or delivered to the shareholders of PAEC for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.     CONDUCT PRIOR TO THE EFFECTIVE TIME.

4.1     Conduct of Business of MBI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, MBI agrees that it shall not:

  issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio.

  enter into any contract, arrangement or obligation of any kind which has not been disclosed or is outside the ordinary "Scope of Business" of MBI.;

  cause or permit any amendments to its Articles of Incorporation or Bylaws; or

  Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 above, or any other action that would prevent MBI from performing or cause MBI not to perform its covenants hereunder.

4.2     Conduct of Business of PAEC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, PAEC agrees that it shall not:

  issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (other than shares issued upon exercise of the PAEC Options) or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except if in connection therewith, it negotiates a proportionate adjustment in the Exchange Ratio;

  cause or permit any amendments to its Articles of Incorporation or Bylaws; or

  Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2 above, or any other action that would prevent PAEC from performing or cause PAEC not to perform its covenants hereunder.

5.     ADDITIONAL AGREEMENTS.

5.1     Sale of Shares. The parties hereto acknowledge and agree that the shares of PAEC Common Stock issuable to the stockholders of MBI pursuant to Section 1.6 (the "Merger Shares") shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for the Merger Shares shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

5.2     Stockholder Approval. PAEC and MBI shall promptly submit this Agreement and the transactions contemplated hereby to their stockholders for approval and adoption as required by law.

5.3     Access to Information. Each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of such party's properties, books, contracts, commitments and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of such party as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.4     Confidentiality. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers or employees (or outside legal, financial or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing

Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

  is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

  is, or through no act or failure to act of the Receiving Party becomes, publicly known;

  is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentiality obligation by making such disclosure);

  is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

  is approved for release by written authorization of the Disclosing Party; or

  is required to be disclosed by a Government Body to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

5.5     Employment Agreements. Immediately after Closing, PAEC will enter into employment agreements with Messrs. Rod Braido, Rosie Craig, James Smith, Erik Jensen, Cliff Wildes, Ken Craig, Gary Gealy, Don Craig and Ms. Linda Sheppard in form and substance acceptable to the Board of Directors of the Surviving Corporation and each contracting party.

5.6     Reduction of Outstanding Share Capital. PAEC agrees to reduce its issued and outstanding share capital from 60,325,000 shares of PAEC Common Stock issued and outstanding to approximately 27,000,000 shares of PAEC Common Stock issued and outstanding prior to the Effective Time. This capital reduction will be obtained by:

  PAEC Conducting a Reverse Split of the Issued and Outstanding Share Capital. PAEC will conduct a .66956 for one reverse split of its issued and outstanding share capital which will reduce the issued and outstanding share capital of Pan American from 60,325,000 to approximately 40,391,207 shares of common stock Fractional shares will be rolled up or down to the nearest whole number.

  The Cancellation of Certain PAEC Shares. Promptly after the Effective Time, Mr. Scott Houghton and Ms. Kornia Houghton will cancel twenty million (20,000,000) post reverse split shares of Common Stock of PAEC held in their names.

5.7     Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

5.8     Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by MBI and PAEC prior to release, provided that such approval shall not be unreasonably withheld.

5.9     Consents. Each party shall use its best efforts to obtain the consents, waivers and approvals as may be required in connection with the Merger so as to preserve all rights of, and benefits to, such party following the Merger.

5.10     Reasonable Effort. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

5.11     Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.12     Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

6.     CONDITIONS TO THE MERGER.

6.1     Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

  No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.
  Governmental Approval. Approvals from Governmental Entities (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.
  Litigation. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the MBI or PAEC, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.
  No New Liablities. Effective as of the Closing and as otherwise agreed by the parties, PAEC shall have no commitments, obligations or liabilities, whether fixed, accrued or contingent, other than legal fees and disbursements or as otherwise disclosed or set forth in this Agreement or the PAEC Disclosure Schedule.
  Share Capitalization of PAEC. Effective at the Closing, PAEC will have reduced its issued and outstanding share capital to approximately twenty-seven million (27,000,000) shares of PAEC Common Stock.

6.2     Additional Conditions to Obligations of PAEC. The obligations of PAEC to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by PAEC:

  Representations, Warranties and Covenants. The representations and warranties of MBI in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and MBI shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.
  Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a material adverse effect on MBI.

  Certificate of President. PAEC shall have been provided with a certificate executed on behalf of MBI by its President to the effect that, as of the Effective Time:
    all representations and warranties made by the MBI in this Agreement are true and correct in all material respects;
    all covenants and obligations of this Agreement to be performed by the MBI on or before such date have been so performed in all material respects.
    the conditions set forth in Section 6.1 and 6.2 have been satisfied.

  Officers and Directors. The officers and directors of MBI and PAEC shall have submitted written resignations effective as of the Closing and the nominees selected as per Section 1.5 will have been appointed officers and directors of Surviving Corporation effective as of the Closing.

6.3     Additional Conditions to the Obligations of MBI. The obligations of MBI to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by MBI:

  Representations, Warranties and Covenants. The representations and warranties of PAEC in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and PAEC shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.
  Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a material adverse effect on PAEC.
  Third Party Consents. Any and all consents, waivers, and approvals required by PAEC shall have been obtained.
  No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of PAEC since the date of this Agreement.
  Certificate of PAEC. MBI shall have been provided with a certificate executed on behalf of PAEC by its President to the effect that, as of the Effective Time:

  all representations and warranties made by PAEC in this Agreement are true and correct in all material respects; and
  all covenants and obligations of this Agreement to be performed by PAEC on or before such date have been so performed in all material respects.
  the provisions set forth in Section 6.3 have been satisfied.
  Officers and Directors. The officers and directors of MBI and PAEC shall have submitted written resignations effective as of the Closing and the nominees selected as per Section 1.5 will have been appointed officers and directors of Surviving Corporation effective as of the Closing.

7.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

7.1     Survival of Representations and Warranties. All representations, warranties, agreements, covenants contained in this Agreement shall survive for a period of three years from the anniversary date of the Effective Date; except for the representations and warranties relating or pertaining to any tax or tax returns by the parties which shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each tax or tax returns.

8.     TERMINATION, AMENDMENT AND WAIVER.

8.1     Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

  by mutual consent of PAEC and MBI;

  by MBI or PAEC if (i) the Effective Time has not occurred by June 30, 2004; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

  by either party if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit PAEC' ownership or operation of any portion of the business of MBI;

  by PAEC if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of MBI and such breach has not been cured within ten (10) calendar days after written notice to MBI; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

  by MBI if it is in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of PAEC and such breach has not been cured within ten (10) calendar days after written notice to PAEC; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

8.2     Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MBI or PAEC, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.4, 5.5 and 5.6, Section 9 and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

8.3     Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4     Extension; Waiver. At any time prior to the Effective Time, MBI and PAEC, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.     GENERAL PROVISIONS.

9.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

(a)         if to MBI, to:

Morgan Beaumont, Inc.

2280 Trailmate Drive

Sarasota, FL 34143

Attention: Clifford H. Wildes

Telephone No.: 941-753-2875

(b)         if to PAEC, to:

Pan American Energy Corp.

1014 Robson Street, P.O. Box 73575,

Vancouver, BC V6E 4L9
Attention: Scott Houghton

Telephone No.: (604) 608-3831

Facsimile No.: (604) 659-9178

9.2     Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

9.5     Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6     Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Clark County, State of Nevada, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

9.8     Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MORGAN BEAUMONT, INC. (FL)	PAN AMERICAN ENERGY CORP. (NV)

/s/ Cliff Wildes	/s/ Scott Houghton
______________________________	______________________________
By: Cliff Wildes	By: Scott Houghton

Mr. Scott Houghton and Ms. Korina Houghton, by their signatures below agree to abide by subsection 5.6 of this Agreement in their personal capacities.

/S/ Scott Houghton	/s/ Korina Houghton
______________________________	______________________________
By: Scott Houghton	By: Korina Houghton

EXHIBIT "C"

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (this "Agreement") dated for reference the 22nd day of June, 2004, by and between Pan American Energy Corp., a Nevada corporation ("PAEC") and Morgan Beaumont, Inc., a Florida corporation ("MBI"), (together the "Parties") amends Agreement and Plan of Reorganization dated May 10, 2004.

The Amending Agreement is dated for reference June 22, 2004.

WHEREAS:

A. On May 10, 2004, PAEC and MBI entered into an agreement and plan of reorganization (the "Merger Agreement") whereby MBI agreed to have its stockholders sell to PAEC all the issued and outstanding shares (the "Shares") of MBI in exchange for shares of PAEC (the "Merger"). On close of the Merger MBI is to merge into PAEC.

B. Nevada law does not require stockholder approval to the Merger Agreement or Merger between the parties.

NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, the parties hereto agree as follows:

  Subsection 5(2) of the Merger Agreement is replaced with the following:

  "5.2 MBI shall promptly submit this Agreement and the transactions contemplated hereby to their stockholders for approval and adoption as required by law."

  All other terms of the Merger Agreement will remain the same.

  The Merger Agreement remains in full force and effect except as expressly amended by this Amending Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed.

MORGAN BEAUMONT, INC. (FL)	PAN AMERICAN ENERGY CORP. (NV)

/s/ Cliff Wildes	/s/ Scott Houghton
______________________________	______________________________
By: Cliff Wildes	By: Scott Houghton

EXHIBIT "D"

UNAUDITED FINANCIAL STATEMENTS OF MORGAN

The attached financial statements are unaudited and are subject to adjustment.  Pan American and Morgan will be filing complete audited financial statements for Morgan on or shortly after the close of the Merger on Form 8-K with the SEC.

MORGAN BEAUMONT, INC.
(A Development Stage Company)

UNAUDITED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	DECEMBER 31
	2003	2002

ASSETS
Current Assets
Cash	$22,071	$22,085
Accounts receivable	$-	$19,956
Prepaid expenses	$33,300	$35,800
Inventory	$38	$19,632
Web Site	$26,951	$38,001
Total Current Assets	$82,360	$135,474
Fixed Assets
Furniture	$1,787	$2,081
Equipment	$20,386	$14,819
Total Fixed Assets	$22,173	$16,900
Other Assets
Intangible Assets	$20,266	$26,666
Typhoon Voice Technologies	$68,750	$-
Total Other Assets	$89,016	$26,666
TOTAL ASSETS	$193,549	$179,040

LIABILITIES
Current Liabilities
Accounts payable	$6,081	$6,308
Payroll	$21,000	$24,000
Accrued Interest Payable	$1,936	$-
Notes Payable	$86,500	$33,788
Total Current Liabilities	$115,517	$64,096
TOTAL LIABILITIES	$115,517	$64,096

STOCKHOLDERS' EQUITY
Capital Stock
Authorized:
150,000,000 Common shares, par value $1.00 per share

Issued and outstanding:
______ Common shares at December 31, 2003 and
______ Common shares at December 31, 2002

Paid-in capital	$639,762	$502,050
Retained Earnings	$(387,102)	$(24,732)
Net Income	$(174,625)	$(362,371)
Total Equity	$78,035	$114,947
TOTAL LIABILITIES & EQUITY	$193,552	$179,043

MORGAN BEAUMONT, INC.
(A Development Stage Company)

UNAUDITED CONSOLIDATED STATEMENTS OF PROFIT & LOSS
(Stated in U.S. Dollars)

	YEARS ENDED			January 1
	DECEMBER 31			to June 24
	2003	2002		2004
INCOME
Sales
Sales	$305,286	$113,845		$5,227
Total Chargebacks/Refunds	$(1,913)	$(5,140)		$-
Fees	$21,549	$19,902		$21,000
Services	$30,950	$-		$1,420
Total Income	$355,872	$128,607		$27,647

COST OF GOODS SOLD
Shipping & Handling	$1,236	$72		$82
Cards	$170,618	$50,000		$695
Miscellaneous	$19,362	$-		$-
Total Cost of Goods Sold	$191,486	$50,072		$777
GROSS PROFIT	$164,386	$78,535		$26,870

Expenses
Advancement	$-	$-		$3,000
Professional Development	$-	$700		$1,500
Sales Training	$-	$920		$-
Licenses and Permits	$-	$185		$710
Commissions	$22,737	$1,331		$-
MBISD	$5,622	$32,436		$-
Advertising	$4,536	$27,752		$22,503
Bank Service Charges	$1,881	$1,514		$843
Depreciation	$10,718	$2,568	$
Dues and Subscriptions	$2,186	$2,876		$10,735
Equipment Rental	$4,000	$2,251		$-
Insurance	$1,509	$1,407		$480
Interest	$5,848	$1,700		$2,075
Miscellaneous	$861	$2,647		$(588,795)
Office Supplies	$5,165	$2,868		$3,705
Payroll	$204,165	$314,495		$204,933
Professional fees	$10,174	$22,298		$76,326
Reimbursed Expenses	$3,923	$21,536		$4,360
Rent	$15,888	$17,384		$25,703
Repairs	$2,801	$-		$393
Taxes	$432	$-		$-
Telephone	$9,978	$7,025		$12,153
Travel & Entertainment	$4,020	$1,172		$4,622
Utilities	$2,660	$2,197		$3,623
Total Expenses	$319,104	$435,095		$(211,130)
NET ORDINARY INCOME	$(154,718)	$(356,560)		$238,000

Other Income/Expense
Other Expenses	$-	$-		$20,000
Amortization of Database	$6,400	$5,333		$-
Amortization of Web Site	$13,507	$1,086		$-
Total Other Expenses	$19,907	$6,419		$20,000
NET OTHER INCOME	$(19,907)	$(5,811)		$(20,000)
NET INCOME	$(174,625)	$(362,371)		$218,0001

MORGAN BEAUMONT, INC.
(A Development Stage Company)

UNAUDITED CONSOLIDATED BALANCE SHEET
(Stated in U.S. Dollars)

January 1 to June 24
2004

ASSETS
Current Assets
Cash	$215,004
Accounts receivable	$4,519
Prepaid expenses	$33,338
Inventory	$-
Web Site	$28,151
Total Current Assets	$281,089
Fixed Assets
Furniture	$7,496
Equipment	$28,462
Total Fixed Assets	$35,959
Other Assets
Intangible Assets	$20,266
Typhoon Voice Technologies	$68,750
Stock Issued	$(14,700)
Total Other Assets	$74,316
TOTAL ASSETS	$391,365

LIABILITIES
Current Liabilities
Accounts payable	$10,822
Payroll	$21,000
Accrued Interest Payable	$1,936
Notes Payable	$45,000
Total Current Liabilities	$78,758
TOTAL LIABILITIES	$78,758

STOCKHOLDERS' EQUITY
Capital Stock
Authorized:
150,000,000 Common shares, par value $1.00 per share

Issued and outstanding:
102,067,050 Common shares at June 24, 2004
Paid-in capital	$650,708
Retained Earnings	$(561,727)
Net Income	$223,626
Total Equity	$312,607
TOTAL LIABILITIES & EQUITY	$391,365